UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 8, 2021

To our shareholders:

I am pleased to invite you to the 2021 Annual General Meeting of Shareholders (the "Annual General Meeting") of Quotient Limited (“Quotient”, the “Company” or "we", "us" and "our") to be held on October 29, 2021, at 9:00 a.m., local time, at Business Park Terre Bonne B1, Route de Crassier 13, 1262 Eysins, Switzerland. Information about the meeting is presented on the following pages.

Details regarding admission to the meeting and the business that will be conducted are described in the accompanying Notice of Annual General Meeting (the "AGM Notice") and Proxy Statement.

In accordance with the “notice and access” rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed, paper copy of our proxy materials to each shareholder who holds shares in street name (the “full set delivery” option), we are furnishing proxy materials to those shareholders over the Internet (the “notice only” option). A company may use either option, “notice only” or “full set delivery,” for all of its shareholders or may use one method for some shareholders and the other method for others. We believe the “notice only” process expedites shareholders’ receipt of proxy materials and reduces the costs and environmental impact of our Annual General Meeting. We will bear the entire cost of the solicitation. On or about September 8, 2021, we will begin mailing a notice (the "Notice of Availability") to our shareholders containing instructions on how to access online our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 3, 2021 (our "Annual Report"),  vote online, and receive paper copies of these documents for shareholders who so select, as well as a link containing instructions on how to vote by telephone. Our Proxy Statement and the Annual Report are also available at https://quotientbd.com/page/investors.

All shareholders who do not receive a Notice of Availability will receive a printed, paper copy of our proxy materials by mail. Whether or not you plan to attend the meeting, your vote is important, and we encourage you to review the proxy materials and vote as soon as possible using the instructions provided in the proxy materials.  If you received a paper copy of our proxy materials by mail, or you received a Notice of Availability by mail and have opted to receive a paper copy of our proxy materials by mail, please sign, date and mail the proxy card in the envelope provided. You may also vote your shares over the Internet or via a toll-free (in the United States) telephone number contained in the voting instructions included with your proxy materials. Instructions regarding the methods of voting are contained in the Notice of Availability or proxy card.

Thank you for your continued support of Quotient. We look forward to seeing you on October 29, 2021.

Important note regarding the COVID-19 pandemic:  As required by our organizational documents, we intend to hold the Annual General Meeting in person.  Although you would ordinarily be entitled to attend the Annual General Meeting and vote in person, in light of the COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  Your vote is important and we encourage you to review the proxy materials and vote your shares by proxy as soon as possible prior to the Annual General Meeting.

Sincerely,

Heino von Prondzynski Chairman of the Board of Directors

Notice of Annual General Meeting of Shareholders

To Be Held on October 29, 2021 at Business Park Terre Bonne B1, Route de Crassier 13, 1262 Eysins, Switzerland

DATE: October 29, 2021

TIME: 9:00 a.m., local time

PLACE: Business Park Terre Bonne B1, Route de Crassier 13, 1262 Eysins, Switzerland

RECORD DATE: the close of business on August 31, 2021 (for beneficial owners of ordinary shares held in street name)

PURPOSE OF MEETING: Presenting the Company’s accounts for the fiscal year ended March 31, 2021, together with the auditors’ reports on those accounts, to the shareholders at the Annual General Meeting and passing the following ordinary resolutions and transacting such other business as may properly come before the Annual General Meeting:

ORDINARY RESOLUTIONS

Election of directors

1) THAT Manuel O. Méndez be elected as a director of the Company.

2) THAT Isabelle Buckle be elected as a director of the Company.

3) THAT Frederick Hallsworth be elected as a director of the Company.

4) THAT Catherine Larue be elected as a director of the Company.

5) THAT Brian McDonough be elected as a director of the Company.

6) THAT Heino von Prondzynski be elected as a director of the Company.

7) THAT Zubeen Shroff be elected as a director of the Company.

8) THAT John Wilkerson be elected as a director of the Company.

Compensation of our named executive officers ("say on pay")

9) THAT the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section of the Company's proxy statement (the "Proxy Statement") and the related compensation tables, notes and narrative discussion.

Auditors

10) THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual General Meeting of the Company to be held in 2022, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2022 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

Record Date

Beneficial owners of Quotient shares held in street name are entitled to vote only if they were a shareholder of Quotient at the close of business on August 31, 2021. Shareholders on Quotient's register of members 48 hours before the time the Annual General Meeting is to be held are also entitled to vote. Holders of ordinary shares of Quotient are entitled to one vote for each share held.

Attendance at the Annual General Meeting

As required by our organizational documents, we intend to hold the Annual General Meeting in person.  Although you would ordinarily be entitled to attend the Annual General Meeting and vote in person, in light of the COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  As a result, we encourage you to vote by proxy.  If you hold your shares in street name, you may also follow the instructions included in the proxy materials to vote and confirm your attendance by telephone or Internet.

Where to Find More Information about the Resolutions and Proxies

Further information regarding the above business and resolutions is set out in the Proxy Statement and other proxy materials, which are available at https://quotientbd.com/page/investors.

You are entitled to appoint one or more proxies to attend the Annual General Meeting and vote on your behalf and your proxy need not also be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Heino von Prondzynski Chairman

PLEASE NOTE THAT THE COVID-19 PANDEMIC MAY IMPACT YOUR ABILITY TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON.  IF YOU INTEND TO ATTEND THE MEETING IN PERSON, YOU WILL NEED PROOF THAT YOU OWN QUOTIENT SHARES AS OF THE RECORD DATE (FOR BENEFICIAL OWNERS OF SHARES HELD IN STREET NAME) OR 48 HOURS PRIOR TO THE TIME OF THE ANNUAL GENERAL MEETING (FOR RECORD HOLDERS) TO BE ADMITTED TO THE ANNUAL GENERAL MEETING.

Record shareholder: If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank: If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name should you wish to vote in person at the Annual General Meeting.

This Notice of Annual General Meeting and the Proxy Statement are being distributed on or about September 8, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 29, 2021

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (our "Annual Report"), notice of 2021 Annual General Meeting, the Proxy Statement and proxy card are available in the “Financials & Filings” section of our website at https://quotientbd.com/page/investors.

i

QUOTIENT LIMITED

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Board of Directors (the "Board") of QUOTIENT LIMITED (“Quotient,” the “Company,” or “we”, “us” and “our”) is soliciting proxies for use at the 2021 Annual General Meeting of Shareholders to be held on October 29, 2021 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. A notice of the Annual Meeting and proxy materials will be distributed to shareholders who hold ordinary shares of Quotient as of August 31, 2021, the Record Date (as defined below) for the Annual Meeting, on or about September 8, 2021. Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands.

GENERAL INFORMATION

What am I voting on?

You will be voting on the following proposals at our Annual Meeting:

•	to elect eight directors;
•	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;
•

to re-appoint Ernst & Young LLP as the Company’s auditors, ratify their appointment as independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors; and

•	to transact such other business as may properly come before the Annual Meeting.

What are the recommendations of the Board?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified but the proxy card is signed, the proxy holders will vote your shares according to the recommendations of the Board, which are included in the discussion of each matter later in this proxy statement. The Board recommends that you vote:

FOR the election of each of the eight nominees as directors;

FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in the "Compensation Discussion and Analysis" of this proxy statement and the related compensation tables, notes and narrative discussion;

and

FOR the re-appointment of Ernst & Young LLP as our auditors, ratification as our independent registered public accounting firm and the authorization of the directors to determine the fees to be paid to the auditors.

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Who is entitled to vote?

For each proposal to be voted on, each shareholder is entitled to one vote for each ordinary share.   For beneficial owners of ordinary shares held in street name, the record date for the Annual Meeting is the close of business on August 31, 2021 (the "Record Date"). Shareholders of record on our register of members 48 hours before the time the Annual Meeting is to be held are also entitled to vote.   As of the close of business on July 14, 2021, there were 101,527,188 ordinary shares outstanding.

How do I vote by proxy in lieu of attending the Annual Meeting?

If you received a printed, paper copy of our proxy materials by mail, or you received a Notice of Availability by mail and have opted to receive a paper copy of our proxy materials by mail, you may vote by proxy by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you received a Notice of Availability by mail, you will not receive a printed, paper copy of the proxy materials unless you request to receive one. Instead, the Notice of Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Availability also instructs you as to how you may submit your proxy on the Internet and contains a link to instructions on how to submit your proxy by telephone. If you received a Notice of Availability by mail and would like to receive a paper copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Availability.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on October 28, 2021. If you vote by Internet or telephone, you should not return your proxy card.

You may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.  However, in light of the COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  As a result, we encourage you to vote by proxy using one of the other voting methods described above.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.  As noted above however, in light of the COVID-19 pandemic, attendance in person may be discouraged or prohibited.  As a result, we encourage you to vote by proxy using one of the other voting methods described above.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•

Written notice of revocation to our Head of Legal & Compliance, at Quotient Limited, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland, and execution of a later dated proxy relating to the same shares, delivered to our Head of Legal & Compliance, at or before the final vote at the meeting; or

•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may revoke prior and submit new, voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 10, which is considered to be routine for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

What is the required vote?

To be approved, Resolutions 1 to 10 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution. If a director does not receive a majority of the vote for his or her election, then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolution 9 is advisory and is not binding on our Board or the Company. Votes that are withheld with respect to the election of directors and abstentions on the other matters are not counted as votes cast.

What will constitute the quorum for the Annual Meeting?

A quorum will consist of two or more shareholders present in person or by proxy who hold or represent shares between them of not less than 50% of the total shares in issue as of the date of the Annual Meeting.

How can I attend the Annual Meeting?

As required by our organizational documents, we intend to hold the Annual Meeting in person.  Although you would ordinarily be entitled to attend the Annual Meeting and vote in person, in light of the COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  As a result, we encourage you to vote by proxy.

If you nevertheless plan to attend the Annual Meeting, whether you are record shareholders (i.e., a person who owns shares registered directly in his or her name with Continental Stock Transfer & Trust Company, Quotient’s transfer agent) or beneficial owners of shares held in street name, you will need proof of ownership to be admitted to the Annual Meeting.

For beneficial owners of shares held in street name by a broker, bank or other nominee, a recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Can I access these proxy materials on the Internet?

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (our "Annual Report") are available at https://quotientbd.com/page/investors.

Can I get hard copies of the proxy materials?

In accordance with rules adopted by the SEC, instead of mailing a printed, paper copy of our proxy materials to our shareholders who hold their shares in street name, we are furnishing proxy materials, including this Proxy Statement and our Annual Report to shareholders, by providing access to these documents on the Internet. Accordingly, on or about September 8, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) will be sent to beneficial owners of our ordinary shares. The Notice of Availability provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a paper copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our shareholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain holders of record of our ordinary shares will be sent, by mail, this proxy statement and the related proxy card on or about September 8, 2021.

Who pays for this proxy solicitation and how much did it cost?

We will pay the cost for soliciting proxies for the Annual Meeting. Quotient will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Okapi Partners LLC (“Okapi”) at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 to assist with the solicitation of proxies. We will pay Okapi a fee of $8,500, plus reasonable out-of-pocket expenses. Certain Quotient employees, officers, and directors may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

How can I obtain the Company’s corporate governance information?

These documents are posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

•	Corporate Governance Guidelines
•	Board Committee Charters
•	Code of Business Conduct and Ethics
•	Insider Trading Policy
•	Related Party Transaction Policy

•	Shareholder Communication Policy
•	Disclosure Procedure Policy

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be accessible through our website at www.quotientbd.com at the same time.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Per our Corporate Governance Guidelines, it is the sense of the Board of Directors that regular meetings at appropriate intervals are in general desirable for the performance of their responsibilities. In addition to regularly scheduled meetings, additional unscheduled meetings may be called upon appropriate notice at any time to address any special needs.  During the fiscal year ended March 31, 2021, the Board met eighteen times including four regularly scheduled meetings, and the audit committee met ten times including four regularly scheduled meetings. The remuneration committee met nine times including four regularly scheduled meetings, and the nominating and corporate governance committee met twelve times including four regularly scheduled meetings, during the fiscal year ended March 31, 2021. Attendance at Board and committee meetings exceeded 90% and no director attended less than 90% of the aggregate number of such Board and committee meetings for meetings that they were eligible to attend.

Our Board currently has three committees, as described below. Each committee has a separate written charter that is available on Quotient’s website at www.quotientbd.com.

Our business and affairs are managed under the direction of our Board. Our Board of Directors is currently composed of eight directors.  At each annual meeting of our shareholders, each of our directors must “retire,” and, if they wish to continue to serve as a director, they become subject to re-election to the Board by our shareholders.

We are subject to the listing standards of Nasdaq, which require that, subject to specified exceptions and permitted phase-in periods, each member of a listed company’s audit, remuneration and nominating and corporate governance committees be independent. In addition, the listing standards of Nasdaq require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that the remuneration committee members satisfy independence criteria set forth in Rule 5605(d) of Nasdaq rules. The listing standards of Nasdaq further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the listing standards of Nasdaq require that a majority of the members of a listed company’s Board be independent. Our Board has determined that Messrs. Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Mses.  Buckle and Larue, are independent directors under the applicable Nasdaq listing rules. In making these determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our ordinary shares.

As previously announced in our proxy statement filed on July 27, 2020, during the fiscal year ended March 31, 2020, the Board evaluated our Board and committee composition, which has resulted in changes effective during the fiscal year ended March 31, 2021 and previously announced in our annual 2020 proxy statement, to the composition of the Board, the rotation of certain committee members and the appointment of new chairpersons to our remuneration committee and nominating and corporate governance committee.  We believe these changes bring a fresh perspective and add new experience and skill sets to the Board and our committees.  Unless otherwise noted, the disclosure that follows is based on the current composition of the Board and our committees.

Audit Committee

Our audit committee is composed of Ms. Larue and Messrs. Hallsworth and Shroff, with Mr. Hallsworth serving as chairman of the committee. Our Board has determined that all these committee members meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.  Our Board has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. The audit committee met ten times during the year ended March 31, 2021, including four regularly scheduled meetings.

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting, financial and critical accounting practices and policies relating to risk assessment and management;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements to be included in our Annual Report on Form 10-K;
•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing the cyber-security risk management program and reporting to the Board regarding strategies for improvement;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;
•	viewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Remuneration Committee

Our remuneration committee is composed of Messrs. McDonough, von Prondzynski and Shroff, with Mr. Shroff serving as chairman of the committee. Our Board has determined that all these committee members are independent as defined under the applicable listing standards of Nasdaq. The remuneration committee met nine times during the fiscal year ended March 31, 2021, including four regularly scheduled meetings.

The remuneration committee’s responsibilities include:

•	determining and approving the remuneration of our chief executive officer and other named executive officers;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other named executive officers;
•	evaluating the performance of our chief executive officer and other named executive officers in light of such corporate goals and objectives;
•	overseeing and administering our compensation and equity-based plans;
•	making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	producing a remuneration committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking;

•	reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	reviewing and approving our policies and procedures for the grant of equity-based awards; and
•	reviewing and making recommendations to our Board with respect to director compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. Buckle and Messrs. von Prondzynski and Wilkerson, with Mr. von Prondzynski serving as chair of the committee. Our Board has determined that these committee members are independent as defined under the applicable listing standards of Nasdaq. The committee met twelve times during the fiscal year ended March 31, 2021, including four regularly scheduled meetings.

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•	recommending to our Board qualified individuals to serve as members of the committees of our Board;
•	developing, updating and recommending to our Board a set of corporate governance principles;
•	assisting the Board in developing and evaluating potential candidates for executive positions (including the chief executive officer) and overseeing the development of executive succession plans;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to our Board practices and policies with respect to directors;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;
•	overseeing the systems and processes established by us to ensure compliance with our Code of Business Conduct and Ethics; and
•	performing an evaluation of the performance of the committee.

BOARD PRACTICES

To help our shareholders better understand our Board practices, we are including the following description of current practices. The nominating and corporate governance committee periodically reviews these practices.

Size of the Board

Historically, the Board has consisted of eight directors as described in more detail above. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of members on our Board will be determined from time to time by our full Board.  The Board appointed Mses. Buckle and Larue, effective as of September 1, 2020 to replace two directors who elected not to stand for re-election at the 2020 annual general meeting of shareholders.

Leadership Structure

Heino von Prondzynski, an independent, non-employee director, serves as the Chairman of the Board. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, day-to-day leadership, and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to management of our Board and oversight of us. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Only one member of the Board, Mr. Méndez, who serves as our Chief Executive Officer, is an employee of Quotient. The non-employee directors of the Company are Mses. Buckle and Larue, and Messrs. Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson. The Board has determined that Messrs. Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Mses. Buckle and Larue, are independent directors under the applicable Nasdaq listing rules.  In addition, the Board has determined that Ms. Larue and Messrs. Hallsworth and Shroff, each of whom serves on our audit committee, is independent under Rule 10A-3 under the Exchange Act. In particular, in making such determinations, the Board specifically considered Mr. Shroff’s role as managing director of Galen Partners and Mr. Wilkerson’s role as senior advisor to Galen Partners and the attribution to each of them of beneficial ownership of shares beneficially owned by Galen Partners, and determined that their service in such roles and the resulting attribution of beneficial ownership of our shares did not hinder their independence under applicable Nasdaq or Exchange Act rules.

Audit Committee Financial Expert

The Board has determined that all of the members of the audit committee are financially literate and that Mr. Hallsworth, the chairman of the audit committee, is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq.

Evaluation of Board Performance

The nominating and corporate governance committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. The committees of the Board each conduct an annual evaluation of their committee’s performance and procedures.

As discussed above under “Meetings of the Board and Committees of the Board”, the Board evaluated our Board and committee composition, which resulted in certain changes during the fiscal year ended March 31, 2021 to our Board committee members and committee chairpersons. The Board further undertook its annual evaluation process during the fiscal year ended March 31, 2021.

Nomination of Directors – Skills and Experience

The nominating and corporate governance committee recommends individuals for membership on the Board. In making its recommendations, the nominating and corporate governance committee considers an individual’s independence based on Nasdaq independence requirements and the criteria determined by the Board.

The nominating and corporate governance committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

While the nominating and corporate governance committee does not have a formal policy on Board diversity, it views diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. The nominating and corporate governance committee will use the same process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.  In this regard, the nominating and corporate governance committee works with the Board, especially in conjunction with the annual Board and committee evaluations, to determine the appropriate diversity of professional experience, expertise, educational background and other qualifications in light of the Company’s business strategies.  As a group, our director nominees represent a broad range of these expertise, experience and skills.

Director Nominee Skills	Of 8 Nominees
Senior Leadership Experience				8
Financial Expertise		5
In-vitro diagnostic industry			7
Healthcare Industry Sales & Marketing		5
Strategic Transactions M&A		5
Capital markets	3
Public Company Board Experience			7
Research & Development IVD	3

Shareholders are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the chair of the nominating and corporate governance committee. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders may propose, and the nominating and corporate governance committee will consider, nominees for election to the Board at the next annual general meeting by giving timely written notice to our Head of Legal and Compliance, which must be received at our registered office no later than the close of business on the date that is 90 days before the first anniversary of the last annual general meeting of the Company, or August 1, 2021, and no earlier than the date that is 120 days before the first anniversary of the last annual general meeting of the Company, or July 2, 2021. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials on such nominee as the nominating and corporate governance committee may request.

Executive Sessions

Non-employee directors meet together as a group during each Board meeting, without the Chief Executive Officer or any other employees in attendance. Mr. von Prondzynski, as our Board’s Chairman, presides over each executive session of the Board. There is also an executive session during each committee meeting at which committee members meet without the Chief Executive Officer or any other employees in attendance. In addition, as required under Nasdaq listing standards, independent directors must meet together as a group at least twice a year.

Board’s Role in Risk Oversight

We face a number of risks, including risks relating to our business, operations, strategic direction and regulatory environment, as well as legal, financial, compliance, liability, information technology, cybersecurity and reputational risks. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the audit committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Attendance at Shareholder Meetings

The Board does not have a formal policy regarding director attendance at shareholder meetings. The COVID-19 pandemic caused a majority of the directors to cancel their in-person attendance at the 2020 annual general meeting of the shareholders.  Mr. von Prondzynski and Mr. Walt attended the annual general meeting of the shareholders.

As required by our organizational documents, we intend to hold the 2021 Annual Meeting in person and all directors are expected to attend the 2021 annual general meeting.  However, as a result of the COVID-19 pandemic, certain of our directors may be unable to attend the meeting in person.

Governance Principles

The Board maintains a formal statement of Corporate Governance Guidelines that sets forth the corporate governance practices for Quotient. The Corporate Governance Guidelines are available on our website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the code is posted on the investor section of our website, www.quotientbd.com. We intend to disclose any amendment to the code, or any waivers of its requirements, on our website.

Communications with the Board

The Board believes that it is in the best interests of the Company and its shareholders to provide to every shareholder the ability to communicate with the Board as a whole, or with an individual director, through an established process for shareholder communication. The shareholder communication policy is posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since April 1, 2019, in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” had a direct or indirect material interest. We refer to these as “related person transactions.”

Transition Agreement – Christopher Lindop

On January 3, 2020, we entered into a transition, separation and consultancy agreement with Mr. Christopher Lindop, our former Chief Financial Officer, and we agreed to make certain payments to Mr. Lindop in consideration for his service to the Company and employment with the Company through his retirement on May 31, 2020. For additional information, see “Executive Compensation – Agreements with our Executive Officers – Transition Agreement – Christopher Lindop.”

Transition Agreement – Roland Boyd

We previously entered into an employment agreement with Roland Boyd, our former Group Financial Controller and Treasurer, dated August 14, 2012 that set forth the terms and conditions under which Mr. Boyd served as our Group Financial Controller and Treasurer. On December 10, 2019, we entered into a transition agreement with Mr. Roland Boyd, our former Group Financial Controller & Treasurer, pursuant to which, in recognition of Mr. Boyd’s service to us, and in consideration for providing the services of Group Financial Controller and Treasurer through his retirement date of December 31, 2019, Mr. Boyd received £213,000 (equal to twelve months base salary) plus a prorated portion of his fiscal year 2020 bonus.  In addition, the transition agreement provided that all unvested options to acquire our ordinary shares held by Mr. Boyd that were scheduled to vest within 12 months following the retirement date remained outstanding and vested and became exercisable on their regularly scheduled vesting dates after Mr. Boyd’s retirement.  All other unvested options were forfeited; and all vested options remained exercisable until December 31, 2020. Furthermore, all unvested RSUs that were scheduled to vest within 12 months following the retirement date remained outstanding and vested on their regularly scheduled vesting dates after the retirement date.  All other unvested RSUs were forfeited.  Mr. Boyd had also agreed to provide consulting services to us to support any special projects that may arise during the 12 months after the retirement date, for which services Mr. Boyd was paid £1,300 per day plus reasonable out of pocket expenses.

Transition Agreement – Franz Walt

On February 23, 2021, we entered into a transition agreement with Mr. Franz Walt, our former Chief Executive Officer, and we agreed to make certain payments to Mr. Walt in consideration for his service to us, for his continued provision of services through his retirement date on May 24, 2021 and beyond.  For additional information, see “Executive Compensation – Agreements with our Executive Officers – Transition Agreement – Franz Walt”.

Registration Rights Agreement

On December 13, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Heino von Prondzynski, our Chairman, Franz Walt, our former Chief Executive Officer, and Christopher Lindop, our former Chief Financial Officer, with respect to an aggregate of 105,000 ordinary shares owned by these individuals that were originally subscribed for by them in separate private placements that occurred in February 2017 and August 2018, respectively (the “registrable shares”). We refer to these individuals, in their capacities as parties to the Registration Rights Agreement, as the “holders.”  The purpose of the Registration Rights Agreement is to permit the public offer and resale of the registrable shares by the holders. In accordance with the terms of the Registration Rights Agreement, we filed with the SEC a shelf registration statement on Form S-3 to register the registrable shares to be sold by the holders from time to time (the “Shelf Registration Statement”), and we have agreed to use our reasonable best efforts to keep the Shelf Registration Statement continuously effective until the registrable shares are sold or otherwise cease to be registrable shares for purposes of the Registration Rights Agreement or the agreement is otherwise terminated.

Employment Agreements

We entered into an employment agreement with Mr. Larnach dated September 3, 2018, as amended on December 12, 2019, which sets forth the terms and conditions under which Mr. Larnach served as our Head of Financial Accounting and Treasury. The agreement had an indefinite term. Effective as of January 1, 2020, Mr. Larnach was entitled to receive annual base salary of £165,000.  Mr. Larnach is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave.  On January 29, 2021, Mr. Larnach notified us of his decision to leave our company to pursue other career opportunities. Effective February 1, 2021, he resigned from his position as our Head of Financial Accounting and Treasury and our principal accounting officer. Following his resignation date, he has served as our Head of Group Accounting and has supported us through the close of the fiscal year ended March 31, 2021 and the preparation of our Annual Report on Form 10-K to ensure a smooth transition. Mr. Larnach’s employment agreement with us terminated on May 31, 2021.

On July 2, 2019, we entered into an amendment to our employment agreement with Mr. Walt, our former Chief Executive Officer, to provide for automatic renewal of its term for an additional twelve months, subject to either party giving the other party at least three months’ written notice that the term of the agreement will not be extended.

On January 3, 2020, we entered into an employment agreement with Mr. Buhler, which sets forth the terms and conditions under which Mr. Buhler will serve as our Chief Financial Officer.

On January 7, 2020 we entered into amendments respectively to our employment agreement, dated November 21, 2012, with Mr. Farrell and to our employment agreement, dated March 9, 2009, with Mr. Stackawitz, in connection with the appointment effective retroactively as of January 1, 2020 of Mr. Farrell as our Chief Operating Officer, and Mr. Stackawitz as our Chief Commercial Officer.

On February 23, 2021, we entered into an employment agreement with Mr. Méndez, which sets forth the terms and conditions under which Mr. Méndez will serve in the position of Chief Executive Officer effective April 1, 2021. The Employment Agreement was approved by the Board as well as the Remuneration Committee of the Board. The agreement has a four-year term and subject to certain circumstances set forth in the Employment Agreement, Mr. Méndez will work at our premises in Eysins, Switzerland.

On December 18, 2020, we entered into an employment agreement with Ms. Vittoria Bonasso which sets forth the terms and conditions under which Ms. Bonasso will serve in the position of Head of Finance & Group Controller effective February 1, 2021. Ms. Bonasso took on the position of principal accounting officer effective June 10, 2021.  The agreement has an indefinite term. Effective as of February 1, 2021, Ms. Bonasso is entitled to receive annual base salary of CHF 250,000.  Ms. Bonasso is obligated to refrain from competition with us for 12 months after her termination, unless that period is shortened by a period of leave.

For additional information on our employment agreements with our executive officers, see “Executive Compensation—Agreements with our Executive Officers—Employment Agreements.”

Equity Awards

We have issued certain shares and granted share options, or multi-year, performance-based restricted share units, or MRSUs, and/or restricted share units, or RSUs, to our executive officers and our directors. For additional information, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “—Director Compensation.”

Change of Control

We are party to change of control agreements with certain of our executive officers. We also include information on change of control agreements with certain of our former executive officers. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Change of Control Agreements.”

Indemnification

We have entered into indemnification agreements with each of our officers and directors to indemnify them against certain liabilities and expenses arising from their being an officer or director (but specifically excluding any circumstance where they are determined to have violated their fiduciary duty to us). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Non-Employee Director Appointment Letters

We have entered into letters of appointment with certain of our non-employee directors. These letters set forth the main terms on which each of our non-employee directors serve on our Board. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the nominating and corporate governance committee and approval of the Board, re-election by the shareholders and any relevant statutory provisions and provisions of our articles of association relating to removal of a director.

Procedures for Approval of Related Party Transactions

Currently, under our Related Party Transaction Policy, our audit committee is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist our audit committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, our audit committee determines that the related person would have a direct or indirect material interest in the transaction, the audit committee must review and either approve or reject the transaction in accordance with the terms of the policy. If any executive officer becomes aware of a related party transaction that the audit committee has not approved or ratified, he or she shall promptly inform the audit committee or such other person designated by the audit committee.

Composition of our Board of Directors and Director Independence

For information about the composition of our Board and director independence, please see “Board Practices-Director Independence.”

Remuneration Committee Interlocks and Insider Participation

None of the members of our remuneration committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or remuneration committee of any entity that has one or more executive officers serving on our Board or remuneration committee.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive director.

ELECTION OF DIRECTORS (RESOLUTIONS 1 TO 8)

Messrs. Méndez, von Prondzynski, Shroff, McDonough, Hallsworth and Wilkerson, and Mses. Buckle and Larue, who are the eight nominees for director, are each nominated for one-year terms expiring in 2022. The Board has been informed that each of these director nominees are willing to serve as a director. If a director does not receive a majority of the vote for his or her election then that director will not be elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy.

The following sets forth information concerning the eight nominees for director. Messrs. Hallsworth, Shroff, McDonough and Wilkerson were members of our Board immediately prior to our initial public offering in April 2014, and Mr. von Prondzynski was appointed to the Board shortly thereafter in September 2014.  Mses. Buckle and Larue were appointed to the Board, effective as of September 1, 2020 and Mr. Méndez was appointed to the Board, effective as of April 1, 2021. Information below as to each such member’s tenure on the Board also reflects their tenure on the Board prior to our initial public offering.

Manuel O. Méndez Muñiz

Mr. Méndez, 53, joined the Board and was appointed Chief Executive Officer in April 2021.  From 2019 to 2021, Mr. Méndez served as the Senior Vice President and Chief Commercial Office at Quest Diagnostics Incorporated (NYSE: DGX), a leading global provider of diagnostic information services. From 2014 to 2019, Mr. Méndez held various roles, including Senior Vice President, Global Commercial Operations, Chief Commercial Officer and member of the Executive Committee, at QIAGEN N.V., a worldwide provider of Sample to Insight solutions for molecular testing. Mr. Méndez has also held a variety of senior leadership roles with Abbott Laboratories, Thermo Fisher Scientific Inc., OraSure Technologies, Inc. and bioMerieux, Inc. Mr. Méndez sits on the Advisory Board of the Boston University College of Engineering and is an executive member of the Latino Corporate Directors Association (LCDA).  Mr. Méndez received a Master of Business Administration degree from Northwestern University’s Kellogg School of Management and a Bachelor’s degree in biomedical engineering from Boston University.

The Board believes that Mr. Méndez is qualified to serve as a Director based upon his extensive leadership, executive, managerial, business and diagnostics and life science industry and market experience, along with his years of experience in the research and development of healthcare diagnostic products.

Dr. Isabelle Buckle

Dr. Isabelle Buckle, 59, was appointed as a Director in September 2020. Since 2014, Dr. Isabelle Buckle serves as Executive Vice-President of Technology Transfer and Industrial Partnership at Institut Pasteur, a private non-profit foundation with global outreach, dedicated to research, teaching and public health initiatives in the field of emerging viruses, infections, epidemics and diseases.  Dr. Buckle previously served as Global Vice President of Clinical Mass Spectrometry at Bruker Daltonics, CEO and Chairman at InGen Biosciences (an in vitro diagnostics group headquartered in France), Global Head European Pharma’s Accounts at Life Technologies (now part of Thermo Fisher Scientific), and Regional Director Head of Business Development at Ciphergen Biosystems Inc.  Dr. Buckle holds a Ph.D. in Biochemistry from the University Paris VII, Institut Pasteur.

The Board believes that Dr. Buckle is qualified to serve as a Director based upon her extensive scientific, commercial and business experience in the biotechnology sector, her scientific training and background as well as her operational experience in the field of emerging viruses and epidemics.

Frederick Hallsworth

Frederick Hallsworth, 68, was appointed as a Director in February 2011. Mr. Hallsworth spent 25 years with Arthur Andersen, becoming a partner in 1989. At Arthur Andersen, Mr. Hallsworth held a number of senior management positions, including Head of Corporate Finance, Head of Audit and Managing Partner of Cambridge, UK office of Arthur Andersen and Managing Partner and Head of Audit of Arthur Andersen, Scotland. He joined Deloitte in 2002, where he served as Senior Client Service Partner and Head of TMC Practice in Scotland until 2005. He is also currently a director of memsstar (2006 to present), CMA Scotland (2007 to present), and Offshore Renewable Energy Catapult (2015 to present). Former directorships include: Scottish Enterprise (2004-2010), Microvisk (2006-2012), Forth Dimension Displays (2007-2011), Elonics (2006-2010), Golden Charter (2009-2011), Infinite Data Storage plc (2005-2007), 3Way Networks (2005-2007), Innovata plc (2005-2007), Metaforic (2009-2014) and AT Communications plc (2008-2009). Mr. Hallsworth has been a Member of the Institute of Chartered Accountants of Scotland since 1978. Mr. Hallsworth received a Bachelor of Accountancy from Glasgow University 1974.

The Board believes that Mr. Hallsworth is qualified to serve as a Director based upon his extensive accounting experience and experience providing strategic direction to multiple life science and technology companies.

Dr. Catherine Larue

Dr. Catherine Larue, 65, was appointed as a Director in September 2020. Since 2020, Dr. Larue is the Founder and General Manager of CoDx, a consulting service in biotechnology.  From 2019 until 2020, Dr. Larue served as Director of External Affairs at the Integrated Biobank of Luxembourg, organised within the Luxembourg Institute of Health (LIH) and dedicated to supporting biomedical research, providing biospecimen and biobanking services and infrastructure for applied medical research. From 2012 to 2019, Dr. Larue served as CEO of the Integrated BioBank of Luxembourg (IBBL), being during the 2016-2017 period the CEO ad interim of the Luxembourg Institute of Health (LIH).  Dr. Catherine Larue began her career at Sanofi Pharmaceuticals in the cardiovascular R&D department before joining Sanofi Diagnostics Pasteur, at Minneapolis MN (USA) where she was responsible for Assay Development on Access instrument in the immunodiagnostic area. Dr. Larue also served as a Director of Business Unit at Bio-Rad Diagnostics, and was then appointed Vice-President Executive Biomarkers at Genfit. Dr. Larue authored 87 publications (h index 19) and filed 13 patents, while also creating and chairing the “Biomarkers Group” in the Competitiveness Bio-cluster (Medicen, Paris). She sits on the Scientific Advisory Board of EATRIS (since 2019) as well as on the Board of Directors of Fondation ARC (since 2018), Genfit and ITTM Inc (both since 2017). Dr. Larue holds a Ph.D. in Immunology from the University of Rouen and a Master in Business Administration from St John’s University and ISM Paris.

The Board believes that Dr. Larue is qualified to serve as a Director based upon her extensive experience in the diagnostics industry, her scientific background as well as her experience in providing strategic guidance to companies in the life sciences industry.

Brian McDonough

Brian McDonough, 74, was appointed as a Director in May 2012. Mr. McDonough is presently a Principal of Dx Consulting, a consultancy specializing in transfusion diagnostics. From 2003 through 2009, Mr. McDonough was Vice President, Worldwide Marketing, Donor Screening at Ortho-Clinical Diagnostics. From 2000 through 2003, he was President of the North American Blood Products Group of the Medical Division of Pall Corporation, a company specializing in medical filtration products. Prior to holding these senior executive positions, Mr. McDonough had an extensive career at the American Red Cross spanning over 30 years. From 1968 through 1982 Mr. McDonough worked in American Red Cross BioMedical Services as Executive Head of the St. Louis Regional Blood Services Unit. In 1982, he became the Executive Director of the Irwin Memorial Blood Bank of San Francisco, where he also served on several public health committees addressing the spread of AIDS. In 1987, Mr. McDonough returned to the American Red Cross as Regional Vice President of BioMedical Services and in 1994 served under Elizabeth Dole as Chief Operating Officer, Blood Services of the American Red Cross BioMedical Services, with overall responsibility for national blood and plasma programs. Mr. McDonough received a B.A. in liberal arts from Wichita State University and an M.H.A. from Central Michigan University.

The Board believes that Mr. McDonough is qualified to serve as a Director based upon his extensive experience within the transfusion diagnostics industry and operational experience at the American Red Cross.

Heino von Prondzynski

Heino von Prondzynski, 71, was appointed as a director in September 2014 and as our Chairman in March 2018. He joined the Board as our Lead Independent Director in September 2014. Mr. von Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, from early 2000 to 2006, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. von Prondzynski held several executive positions, including president of the vaccine business, at Chiron Corporation, a multinational biotechnology firm that developed biopharmaceuticals, vaccines and blood-testing products. Earlier in his career, Mr. von Prondzynski held sales and marketing and general management positions at Bayer AG, a German based maker of healthcare products, specialty materials and agricultural products. Mr. von Prondzynski also serves on the board of Epigenomics AG. Mr. von Prondzynski also has served as a director of Koninklijke Philips Electronics NV (2007-2019), Hospira, Inc. (2009-2015), Nobel Biocare Holding AG, Switzerland (2010- 2011) and Qiagen NV (2007-2013). Mr. von Prondzynski studied maths, geography and history at Westfälische Wilhelms University, Münster, Germany.

The Board believes that Mr. von Prondzynski’s substantial history of leadership positions at major international healthcare companies allows him to provide a global business perspective to his service on the Board and makes him well qualified to serve on the Board.

Zubeen Shroff

Zubeen Shroff, 56, was appointed as a Director in July 2013.  Mr. Shroff is a Managing Director of Galen Partners, a leading healthcare growth equity firm founded in 1990. Mr. Shroff has over 25 years of experience working with entrepreneurs and their Boards of Directors in building high-growth healthcare companies. Mr. Shroff joined Galen in 1996 from The Wilkerson Group, where he was a Principal with a client base including pharmaceutical, diagnostics, device and biotech companies, plus a select number of venture capital firms. Prior to joining The Wilkerson Group, Mr. Shroff worked at Schering-Plough France, a manufacturer of healthcare products and medicines, where he helped launch their biotech product, alpha-Interferon, in several new indications. Mr. Shroff is currently serving as the First Vice-Chair of WMC

Health, a public benefit corporation, which provides healthcare services to Hudson Valley New York residents, in addition to serving as the Chairman of its’ Charitable Foundation. He is the Chair of the Dean’s Advisory Board for Boston University School of Public Health. In addition, Mr. Shroff is a Fellow of the New York Academy of Medicine. Mr. Shroff has served on the board of directors of numerous privately held Galen portfolio companies. Mr. Shroff previously served on the public board of directors of Tactile Systems Technology, Inc. until May 2017, of Pet DrRx Corporation until July 2010, and of Encore Medical until June 2006. Mr. Shroff received a B.A; in Biological Sciences from Boston University and an M.B.A. from the Wharton School, University of Pennsylvania.

The Board believes that Mr. Shroff is qualified to serve as a Director based upon his extensive experience in providing strategic guidance to companies in the healthcare industry, particularly in the areas of medical devices, diagnostics, and capital equipment.

Dr. John Wilkerson

Dr. John Wilkerson, 78, was appointed as a Director in February 2012. Dr. Wilkerson co-founded Galen Partners in 1990 and currently serves as a Senior Advisor to Galen. Dr. Wilkerson has focused on healthcare throughout his career, beginning as a Group Product Director for Ortho-Clinical Diagnostics Inc. He was a Vice President covering medical device companies at Smith Barney before moving in 1980 to Channing, Weinberg & Co., Inc., a management consulting firm for pharmaceutical, diagnostic, medical device and biotechnology companies, which he acquired and renamed The Wilkerson Group.  The Wilkerson Group was subsequently acquired by IBM in 1996.

Dr. Wilkerson was previously a director of Sonacare Medical and was the Chairman of Atlantic Health Systems, a New Jersey hospital system. He is a trustee and former President of the Museum of American Folk Art and founder of the E.L. Rose Conservancy. Dr. Wilkerson received a Ph.D. from Cornell University.

The Board believes that Dr. Wilkerson is qualified to serve as a Director based upon his extensive experience providing strategic direction to companies in the life sciences industry, as well as his operational experience in the transfusion diagnostics industry.

The Board of Directors recommends a vote “FOR” each of the eight director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all eight nominees.

ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS (RESOLUTION 9)

Background

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation paid to our named executive officers, or a “say on pay” proposal, as described in greater detail below. We believe it is appropriate to seek the views of our shareholders on our executive compensation program.  This vote will take place every year based on the results from the "say on frequency" vote during the annual general meeting of shareholders held on October 29, 2020.

Summary

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders.  Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

When designing our executive compensation program, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the Board, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The COVID-19 global pandemic created a challenging environment for the Company to operate in.  Despite these challenges we achieve important milestones with respect to the development and commercialization of MosaiQ, maintained the continuity of our supply network and worked to ensure the safety of our employees.  We also made material achievements such as ensuring business continuity during a global pandemic with on-site operations continuing on all locations, development and regulatory approval (including obtaining the CE Mark and the Emergency Use Authorization from the U.S. Food and Drug Administration) of the COVID-19 antibody test, settlement of Ortho arbitration and the entry into a new letter agreement providing for milestone payments of up to $67.5 million and a successful equity offering with net proceeds of $ 80.7 million.  We believe the compensation paid to our named executive officers in fiscal 2021 reflects our strong pay-for-performance philosophy.

For additional information about our executive compensation program, please refer to the section of this proxy statement entitled "Compensation Discussion and Analysis" and the related compensation tables, notes and narrative discussion.

Proposal

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote FOR the approval of the following resolution at the Annual Meeting:

“THAT the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section of the Proxy Statement for the Company's 2021 Annual General Meeting and the related compensation tables, notes and narrative discussion.”

Effect of Proposal

The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by shareholders will not require our Board or our remuneration committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers remains with our Board and our remuneration committee. Our Board, however, values the opinions of our shareholders as expressed through their votes, as well as through other communications with us. Although the resolution is non-binding, our Board and our remuneration committee will carefully consider the outcome of this advisory vote, as well as shareholder opinions received from other communications, when making future executive compensation decisions.

Required Vote

The approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related compensation tables, notes and narrative discussion requires the affirmative vote of a majority of votes cast at the Annual Meeting. This proposal is considered a non-routine matter under applicable rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the result of the vote. If no contrary indication is made, returned proxies will be voted for the proposal.

The Board recommends a vote “FOR” this proposal. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

NON-EMPLOYEE DIRECTOR COMPENSATION

Seven out of eight of our director nominees are non-employee directors.  Five of these non-employee directors are unaffiliated with our significant shareholders: Messrs. Hallsworth, McDonough and von Prondzynski and Mses. Buckle and Larue. We seek to maintain a director compensation program for our non-employee directors to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors. Employee directors do not receive compensation in respect of their service as a director.

Pursuant to our director compensation program in effect from November 1, 2018 to October 31, 2020, the annual retainers were as set out below. As discussed in the notes to the table, the annual retainers for the chairman of our board of directors and all other directors comprised a cash component (except for directors affiliated with our significant shareholders) and an equity award component, and the annual retainers for committee chairpersons and committee members were paid in cash.

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director	$ 200,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $130,406 based on the exchange rate in effect on July 22, 2021) was paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $173,875 based on the exchange rate in effect on July 22, 2021) was paid in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.

(2)

$40,000 was paid in cash in twelve monthly installments to directors not affiliated with our significant shareholders, with the first installment beginning on November 30 of each year.  $120,000 was paid to all directors in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 was paid to all directors in the form of share options to purchase ordinary shares also issued immediately following each annual general meeting and which vest in equal installments on the first, second and third anniversary of the date of grant.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board.

Effective as of November 1, 2020, the amounts for the annual retainers are as set out below. As discussed in the notes to the table, the annual retainers for the chairman of the board of directors and all other directors comprise a cash component (except for Directors affiliated with our significant shareholders) and an equity award component.  The annual retainers for committee chairpersons and committee members are paid in cash, except for directors affiliated with our significant shareholders who are paid in equity.

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director	$ 150,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $130,406 based on the exchange rate in effect on July 22, 2021) is paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $173,875 based on the exchange rate in effect on July 22, 2021) is paid in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.

(2)

All directors other than Mr. Shroff and Mr. Wilkerson are paid $40,000 in cash in twelve monthly installments with the first installment beginning November 30 of each year.  Until November 2019, Galen Partners beneficially owned more than 10% of the ordinary shares of the Company and was deemed by the board to be a significant shareholder of the Company.  As directors affiliated with Galen Partners, Mr. Shroff and Mr. Wilkerson were not entitled to receive the cash payment of $40,000 under the prior non-employee director compensation program.  In lieu of receiving a cash payment of $40,000 going forward, Mr. Shroff and Mr. Wilkerson have agreed to accept this payment in the form of RSUs. Accordingly, Mr. Shroff and Mr. Wilkerson receive $110,000, and all other directors receive $70,000, in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 is paid to all directors in the form of share options to purchase ordinary shares also issued immediately following each annual general meeting and which vest on the first anniversary of the date of grant.

Stock-based awards and option awards in the following table are computed in accordance with the valuation principles used in the Company’s financial statements to compute the fair value of each award on the date of grant.

	Fiscal Year Ended March 31,	Fees earned in cash	Stock- based awards (5)	Option awards (6)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Heino von Prondzynski (1)	2021	$153,810	$175,284	$—	$—	$—	$—	$329,094
Isabelle Buckle (2)	2021	$26,667	$70,002	$140,000	$—	$—	$—	$236,669
Frederick Hallsworth	2021	$66,000	$70,002	$40,000	$—	$—	$—	$176,002
Brian McDonough	2021	$51,000	$70,002	$40,000	$—	$—	$—	$161,002
Catherine Larue (2)	2021	$28,333	$70,002	$140,000	$—	$—	$—	$238,336
Zubeen Shroff (3)(4)	2021	$—	$259,999	$40,000	$—	$—	$—	$300,000
John Wilkerson (4)	2021	$—	$120,667	$40,000	$—	$—	$—	$160,667
Thomas Bologna	2021	$23,333	$—	$—	$—	$—	$—	$23,334
Sarah O'Connor	2021	$23,333	$—	$—	$—	$—	$—	$23,334

(1)

On June 11, 2020, Mr. von Prondzynski repaid the Company an amount of $71,679 in relation to the overpayment of fees in previous years that the Company inadvertently made to Mr. von Prondzynski in Fiscal Years ending 2019 and 2020.

(2)

In connection with the appointment of Mses. Buckle and Larue, on September 1, 2020, the Company granted each share options providing for the right to purchase $100,000 of Quotient’s ordinary shares, at a price equal to the closing price of the Company’s ordinary shares as reported on the Nasdaq Global Market on the date of grant (the “Additional Share Options”). The grants of Additional Share Options, which were issued outside of the Company’s 2014 Stock Incentive Plan, were approved by the board of directors and the remuneration committee pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Ms. Buckle’s and Ms. Larue’s joining the Company's board.

(3)

Mr. Shroff has deferred receipt of, and we have accrued liabilities in respect of, $110,000 in cash fees he has earned for serving on various committees. On July 22, 2020, the board of directors authorized a grant to Mr. Shroff of 13,382 RSUs under the 2014 Plan, representing the accrued liability, for his prior service on the board’s committees. The RSUs vested and settled on the grant date.

(4)

On October 29, 2020 the remuneration committee and the board agreed to pay accrued committee fees to Mr. Shroff and Mr. Wilkerson in the form of RSUs in respect of the period from April 1, 2020 to October 31, 2020. Accordingly, on October 31, 2020, the Company granted to Mr. Shroff, RSUs in respect of an accrued liability of $13,000, and to Dr. Wilkerson, RSUs in respect of an accrued liability of $2,667, based on the closing sale price of our ordinary shares on October 31, 2020. The RSUs vested and settled on the grant date.

(5)	Except as noted in footnotes 3 and 4, stock-based awards vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.
(6)

Option Awards granted on or after October 31, 2020 vest in full on the first anniversary of the date of grant, on completion of the one year term of a Director.  Option Awards granted prior to November 1, 2020 vested in three equal installments on each first, second and third anniversary of the grant date.  Options have a term of ten years and will be forfeited if not exercised before the expiration of their term or upon non-reelection of a Non-Employee Director at an Annual General Meeting.

The following table sets forth the share options held by the non-employee directors as of the fiscal year ended March 31, 2021. All options are options to purchase ordinary shares.

Name	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Heino von Prondzynski	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	9,597	—	$5.21	October 30, 2027
Isabelle Buckle	October 31, 2020	724	1,447	$4.81	October 30, 2029
	September 1, 2021	—	20,790	$4.81	August 31, 2030
	October 31, 2021	—	13,611	$4.55	October 30, 2030
Frederick Hallsworth	February 13, 2014	20,014	—	$1.44	August 30, 2022
	April 29, 2015	5,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	9,597	—	$5.21	October 30, 2027
	October 31, 2019	4,160	2,080	$6.41	October 30, 2028
	October 31, 2020	2,719	5,439	$7.78	October 30, 2029
	October 31, 2021	—	13,611	$4.55	October 30, 2030
Brian McDonough	November 14, 2014	40,029	—	$1.44	August 30, 2022
	April 29, 2015	10,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	9,597	—	$5.21	October 30, 2027
	October 31, 2019	4,160	2,080	$6.41	October 30, 2028
	October 31, 2020	2,719	5,439	$7.78	October 30, 2029
	October 31, 2021	—	13,611	$4.55	October 30, 2030
Catherine Larue	October 31, 2020	724	1,447	$4.81	October 30, 2029
	September 1, 2021	—	20,790	$4.81	August 31, 2030
	October 31, 2021	—	13,611	$4.55	October 30, 2030
Zubeen Shroff	April 29, 2015	5,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	9,597	—	$5.21	October 30, 2027
	October 31, 2019	4,160	2,080	$6.41	October 30, 2028
	October 31, 2020	2,719	5,439	$7.78	October 30, 2029
	October 31, 2021	—	13,611	$4.55	October 30, 2030
John Wilkerson	April 29, 2015	3,500	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	9,597	—	$5.21	October 30, 2027
	October 31, 2019	4,160	2,080	$6.41	October 30, 2028
	October 31, 2020	2,719	5,439	$7.78	October 30, 2029
	October 31, 2021	—	13,611	$4.55	October 30, 2030

(1)

Option Awards granted on or after October 31, 2020 vest in full on the first anniversary of the date of grant, on completion of the one year term of a Director.  Option Awards granted prior to October 31, 2020 vested in three equal installments on each first, second and third anniversary of the grant date.  Options have a term of ten years and will be forfeited if not exercised before the expiration of their term or upon non-reelection of a Non-Employee Director at an Annual General Meeting.

(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities on the date of grant. As part of the preparation for our initial public offering (which occurred in April 2014), the board of directors reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the board concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

The following table sets forth the RSUs held by the non-employee directors as of the fiscal year ended March 31, 2021. All RSUs convert into ordinary shares on a one-for-one basis.

Name	Vesting start date (1)	Number of outstanding securities underlying the award	Expiration date
Heino von Prondzynski	January 31, 2021	28,893	October 31, 2021
Isabelle Buckle	January 31, 2021	11,539	October 31, 2021
Frederick Hallsworth	January 31, 2021	11,539	October 31, 2021
Brian McDonough	January 31, 2021	11,539	October 31, 2021
Catherine Larue	January 31, 2021	11,539	October 31, 2021
Zubeen Shroff	January 31, 2021	22,582	October 31, 2021
John Wilkerson	January 31, 2021	19,450	October 31, 2021

(1)	RSU awards vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year. Vesting is subject to continued service through to the applicable vesting date.

REMUNERATION COMMITTEE REPORT

The information contained in this remuneration committee report shall not be deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act. No portion of this remuneration committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Quotient Limited specifically incorporates this statement or a portion of it by reference.

The remuneration committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the remuneration committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended March 31, 2021.

Respectfully submitted,

Zubeen Shroff (Chairperson) Brian McDonough Heino von Prondzynski

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our "named executive officers" for the fiscal year ended March 31, 2021 are Franz Walt, Peter Buhler, Jeremy Stackawitz, Edward Farrell and Christopher Lindop. This Compensation Discussion and Analysis explains our executive compensation program as it relates to our “named executive officers,” whose compensation information is presented in the following tables and discussion in accordance with the SEC rules.

Name	Position
Franz Walt	Chief Executive Officer (until March 31, 2021)
Peter Buhler	Chief Financial Officer (as of February 5, 2020)
Jeremy Stackawitz	Chief Commercial Officer
Edward Farrell	Former Chief Operating Officer (until March 1, 2021)
Christopher Lindop	Former Chief Financial Officer (until February 5, 2020)

Mr. Lindop retired effective as of May 31, 2020.  Mr. Farrell notified us on December 21, 2020 that he was resigning as our Chief Operating Officer. Effective March 1, 2021, we placed Mr. Farrell on garden leave to continue as a non-executive employee of the Company until the end of his notice period.  Mr. Walt served as our Chief Executive Officer until March 31, 2021.  On April 1, 2021 he was succeeded by Mr. Méndez.

Our mission is to become the global leader for the development, manufacture and sale of transfusion diagnostics (blood grouping, serological disease screening and molecular disease screening), leveraging our proprietary MosaiQ™ technology platform. As MosaiQ is demonstrated to work for transfusion diagnostics, we will also seek to expand its utility elsewhere in the broader diagnostics market.

To achieve our mission, we must recruit, retain and motivate exceptional leaders with the ability to deliver superior results for our shareholders. The skills and knowledge built by the management team around MosaiQ, which represents a novel and highly disruptive technology platform for the broader diagnostics field, are unique and increasingly will become highly attractive to potential competitors.  Retention of existing senior management and recruitment of additional senior managers to augment the existing team is therefore critical. Our executive compensation program is instrumental in achieving this objective.

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders. Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

Executive compensation is discussed in greater detail below. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are: (i) reflective of the performance of our executive officers and the Company; and (ii) consistent with our compensation objectives.

Roles of the Remuneration Committee

General

It is the responsibility of the remuneration committee to administer the Company’s compensation practices, to ensure they are competitive, financially prudent and include incentives designed to appropriately drive performance. To achieve this, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the board of directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them and that compensation arrangements do not encourage excessive risk-taking.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The remuneration committee conducts an annual review of performance and compensation during the first quarter of each fiscal year for the purpose of determining the compensation of named executive officers. As part of this review, the CEO submits recommendations to the remuneration committee relating to the compensation of the named executive officers (other than the CEO). Following a review of these recommendations, the remuneration committee approves the compensation of these named executive officers, with such modifications to the CEO's recommendations as the remuneration committee considers appropriate.

The remuneration committee's review of the CEO's compensation is subject to separate procedures. With input from members of the entire board, other than the CEO, the Chairman and the remuneration committee evaluate the CEO's performance and review the evaluation with him. Based on that evaluation and review, the remuneration committee then determines the CEO's compensation. The CEO is excused from meetings of the remuneration committee during voting or deliberations regarding his compensation.

Peer Group Companies

The remuneration committee seeks to identify an executive compensation peer group of approximately fifteen to twenty companies that may compete with the Company for executive talent (“Peer Group Companies”). The remuneration committee has focused on creating a peer group that:

•	Represented companies working in the global diagnostics industry, companies addressing the donor testing market or companies in the European biotechnology industry;
•	Contains a mix of pre-commercial development companies and some commercial stage companies;
•	Captures comparable companies in terms of employee numbers and market capitalization; or
•	Have achieved or expect to achieve a growth profile comparable to that expected for the Company.

With the assistance of WTW, the remuneration committee’s independent compensation consultant, a full review of the peer group was completed in March 2020.  Based on the above criteria, the following companies were included in the peer group:

Company	Product Focus
Accelerate Diagnostics	In vitro diagnostics for hospital acquired and drug resistant infections
BioCartis Group NV	Molecular diagnostics
Cerus Corp	Pathogen inactivation for donor blood, plasma and platelets
Chembio Diagnostics	Diagnostics test kits for infectious disease
ChemoCentryx	Development of therapeutics for autoimmune diseases, inflammatory disorders and cancer.
Clinigen Group	Lifesciences tools and services
Cytokenetics	Development of muscle activators and muscle inhibitors
Epigenomics AG	Molecular diagnostics – cancer
Meridian Bioscience Inc.	Develops, manufacture, commercialization of a range of innovative diagnostics test kits
Myriad Genetics Inc.	Molecular diagnostics
Nanostring Technologies Inc.	Life science tools for translational research and molecular diagnostic products
Omega Diagnostics Group	Development of diagnostic products for allergy and autoimmune, food intolerance and infectious disease.
Oxford Biomedica	Biopharmaceutical company focused on the development and commercialization of gene-based medicines
Quidel Corp.	Provision of cellular based virology assays and molecular diagnostics testing systems
Senseonics Holdings	Development of diagnostic products for diabetes
Stratec	Design and manufacture of complex analyzer system solutions for invitro diagnostics
T2 Biosystems	Clinical diagnostics for sepsis
Zealand Pharma	Development of innovative peptide-based medicines

As noted above, the remuneration committee retained WTW as its independent compensation consultant. WTW does not perform any other consulting work or other services for the Company, reports directly to the remuneration committee and takes direction from the Chairman of the remuneration committee. The remuneration committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in the financial year ended March 31, 2021 or currently exists that would prevent WTW from serving as an independent consultant to the remuneration committee.

Executive Compensation Programs

Overview and Objectives

Our executive compensation program for our named executive officers for fiscal years 2021 and 2022, each an Executive Compensation Program, was adopted on May 19, 2020 with respect to fiscal 2021 and May 21, 2021 with respect to fiscal 2022. Each year, the remuneration committee and the board of directors review the Executive Compensation Program for our named executive officers for the fiscal year to ensure that it is designed to achieve the following objectives:

•	Focus executive behavior on achievement of our annual and long-term strategic objectives,
•	Provide a competitive compensation package that enables the Company to attract and retain, on a long-term basis, talented executives,
•

Provide a total compensation structure that the remuneration committee believes is at least comparable with the total compensation structure of Peer Group Companies for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives, and

•	Align the interests of management and shareholders by providing management with long-term incentives through equity ownership.

The remuneration committee will continue to review the Executive Compensation Program in future years to ensure that it is closely aligned with the interests of shareholders and reflects our business needs.

Each Executive Compensation Program has four principal elements, namely base salary, benefits, short-term incentives and long-term incentives.  A brief description of each element and their purpose at the Company is described below:

Compensation Element	Description	Purpose
Base salary	Fixed cash compensation based on role, job scope, experience, qualification and performance

To compensate for individual technical and leadership competencies required for a specific role and to provide economic security.  Notice periods for named executive officers vary between two and 12 months.

Benefits	Competitive health, life assurance, disability and retirement benefits

To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities.  Benefits vary depending on local employment practices and may include private health coverage, life insurance, a defined contribution pension scheme and/or provision of a company car.  There are no enhanced benefits for named executive officers.

Short-term incentive	Annual cash incentive opportunity payable based on achievement of corporate, business unit and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders.
Long-term incentive	Annual equity award

To incentivize executive officers to increase shareholder value, reward long-term corporate performance and promote employee commitment through share ownership.  Further details regarding long-term incentives can be found below.

Our objective is to target total direct compensation for our named executive officers, including the annualized value of the incentive awards that are proposed to be granted in fiscal 2022 as part of our Executive Compensation Program, as follows: Base Salary & Benefits –35%; Short-term Incentive –25%; and Long-Term Incentive – 40%. The Long-Term Incentive mix can be found below.

The amounts and mix attributable to base salary, short-term incentives and long-term incentives are determined by reference to market norms.  Our aim is to align individual compensation with the objectives of the applicable Executive Compensation Program.  While executive compensation mix is evaluated on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements.  Instead, our current policy is to balance the short-term and long-term focus of our compensation elements to reward short-term performance while emphasizing long-term value creation.  These objectives are achieved by placing considerable weight on long-term, equity-based compensation while offering cash and short-term compensation to attract and retain executive talent.

The primary objective of our compensation philosophy is to design and support total remuneration packages aligned with strong business performance and long-term value creation for our shareholders.  Each Executive Compensation Program in particular is designed with specific emphasis on accountability for the performance of the MosaiQ development and commercialization program in the short-term and shareholder return over the longer term.  This alignment is created through several mechanisms:

Compensation Mechanism	Methodology
Pay Positioning	To attract and retain the best executives, all components of executive compensation are targeted between the market’s median and 75th percentile.
Performance Target Setting	We set goals that we consider to be ambitious but achievable for ourselves and for the Company aligned with our commitment to building long-term sustainable value for our shareholders.
Compensation Elements	Base Salary	Sets baseline pay level.
	Annual Incentive Plan	Annual incentive payment that rewards performance relative to annual financial goals and/or MosaiQ development goals.
	Stock Options, RSUs & PSUs	Long-term incentive with a three-year vesting period that rewards performance that enhances shareholder value, with PSUs tied to long term financial targets and cliff-vesting period.
Compensation Mix	Our compensation mix is weighted toward variable pay elements and long-term incentive pay elements

By applying the above methodologies, named executive officers are compensated at between the market’s median and 75th percentile when we meet our performance targets, deliver on the expectations we communicate to our shareholders and drive share price appreciation.  Should our performance exceed expectations, our executives will be compensated above target, and vice versa.  The significant weighting of long-term incentives ensures that the primary focus of our named executives is sustained long-term performance, while our short-term incentives motivate consistent annual achievement.

Long-Term Incentive Awards

We design our long-term incentive awards to:

• Align management’s compensation opportunities with the interests of our shareholders;

• Provide long-term compensation opportunities consistent with market practice; and

• Incentivize and reward long-term value creation.

To achieve these objectives for fiscal 2022, the remuneration committee revised the mix of equity awards for our named executive officers.  In fiscal 2022, the total award value of long-term incentives expected to be granted to our management team including our Chief Executive Officer and other named executive officers, will be allocated as follows: 50% PSUs, 30% RSUs and 20% Stock Options.

The remuneration committee is responsible in its use of equity as long-term incentive compensation and regularly monitors the use of equity compensation for executives and the Company as a whole from a competitive standpoint. The remuneration committee believes that our equity awards, which in fiscal 2022 emphasizes performance shares for our most senior employees, including all of our named executive officers, reflect a strong focus on pay for performance in support of delivering on our corporate objectives.

Approach to Performance Share Awards

The remuneration committee has included an annual grant of performance shares to our senior employees, including our named executive officers. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. Our performance shares in fiscal 2022 will be based on a single three-year performance period and reward financial performance during that period. The value that they provide depends on the level of achievement of predefined performance goals. The remuneration committee will determine the payout under the agreed performance measure. No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 1.5 times the target level. Determination of the shares payable pursuant to each award is made after the end of the performance period.  Going forward we expect to grant new performance share awards each year.

Fiscal 2021 Executive Compensation

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2021 compensation:

•

On January 3, 2020, we entered into a Transition, Separation and Consultancy Agreement with Mr. Lindop in connection with his retirement, pursuant to which, in recognition of Mr. Lindop’s service to us and for providing the services of Chief Financial Officer through February 5, 2020 and Executive Vice President through his retirement date of May 31, 2020, Mr. Lindop received a single cash payment of $420,000 (equal to 12 months base salary). In addition, the agreement provides that all unvested options held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest and become exercisable on their regular scheduled vesting dates. All other unvested options were forfeited and all vested options remain exercisable until May 31, 2021. Furthermore, all unvested RSUs held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest on their regular scheduled vesting dates. All other unvested RSUs were forfeited.

•	On May 19, 2020, we:
o	increased the base salary of Mr. Buhler to CHF 400,000, approximately $434,688 based on the exchange rate in effect on July 22, 2021, effective June 1, 2020,
o

decided to grant on May 24, 2020 an equity award with time-based vesting to Mr. Walt consisting of 91,743 RSUs (equal in value to approximately $705,504, based on the closing price of our ordinary shares on the Nasdaq Global Market on May 22, 2020 of $7.69 per share), vesting in 12 equal monthly installments beginning on June 24, 2020 and 60,438 options with an exercise price of $7.69 per share, vesting on May 24, 2021, and

o

decided to grant on May 24, 2020 annual equity awards with time-based vesting terms to Messrs. Buhler, Farrell and Stackawitz consisting of RSU awards of 55,000, 55,000 and 45,000, respectively (equal in value to approximately $422,950, $422,950 and $346,050, respectively, based on the closing price of our ordinary shares on the Nasdaq Global Market on May 22, 2020 of $7.69 per share).  These RSUs will vest in three equal annual installments beginning on May 24, 2021.

•

On October 31, 2020, we issued 20,000, 20,000 and 30,000 Stock Options with and exercise price of $4.72 to Messrs. Buhler, Farrell and Stackawitz, respectively.  These options will vest in three equal annual installments beginning on October 31, 2021.

Fiscal 2022 Executive Compensation

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2022 compensation:

•

On February 23, 2021, we entered into a Transition Agreement with Mr. Walt in connection with his retirement, pursuant to which, in recognition of Mr. Walt’s service to us and for providing the services of Chief Executive Officer and/or an Executive through his retirement date of May 24, 2021 and for providing consulting services to Quotient for up to 18 months following the retirement date to support the new Chief Executive Officer and to consult on special initiatives or other matters that may arise, Mr. Walt received a single cash payment of $1,125,000 (equal to 18 months base salary). Mr. Walt will be subject to non-competition restrictions during the 18-month consultancy.  In addition, the Transition Agreement provides that all options to acquire our ordinary shares held by Mr. Walt that are unvested as of the retirement date and that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates after the retirement date; all other options held by Mr. Walt that are unvested as of the retirement date will be forfeited; and all options held by Mr. Walt that are vested as of the retirement date will remain exercisable until May 24, 2022. Furthermore, all restricted share units (“RSUs”) and other awards with respect to our ordinary shares held by Mr. Walt that are unvested as of the retirement date and that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest on their regularly scheduled vesting dates after the retirement date; and all other RSUs held by Mr. Walt that are unvested as of the retirement date will be forfeited. Mr. Walt will also be entitled to receive all accrued and vested benefits under any other Company benefit plans, and any reimbursements to which Mr. Walt is entitled under current policies through the retirement date.

•

On February 23, 2021, we entered into an Employment Agreement with Mr. Méndez, which sets forth the terms and conditions under which Mr. Méndez will serve in the position of Chief Executive Officer.  The agreement provides for a base salary of CHF 750,000 per annum approximately $815,040 based on the exchange rate in effect on July 22, 2021; eligibility to receive employee benefits that are customary for other senior executives of the Company located in Switzerland; eligibility to receive a discretionary annual cash bonus of up to CHF 750,000 based on the achievement of performance targets determined by the board, payable at no less than 80% of Mr. Méndez’s base salary for our fiscal year 2022; subject to certain conditions, our payment to Mr. Méndez’s previous employer, Quest Diagnostics Incorporated (“Quest”), of $1,800,000 in a lump sum, in satisfaction of an obligation owed by Mr. Méndez to Quest; subject to the condition that Mr. Méndez forfeits $960,000 cash bonus due to him by Quest as of March 31, 2021, our payment to him of a lump sum amount equivalent to such cash bonus; and our payment to him of a sign on bonus equal to $1,065,000.

In addition, in connection with the appointment of Mr. Méndez as our Chief Executive Officer, we granted the following awards to Mr. Méndez, which were issued outside of our 2014 Stock Incentive Plan and were approved by the remuneration committee and by the board of directors pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. Méndez’s entering into employment with us, effective on or about start date (i) RSUs equal in value to $3,333,333 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On RSUs”); and (ii) options equal in value to $1,666,667 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On Share Options”); and on or about the start date (i) RSUs equal in value to $600,000, based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual RSUs”); (ii) options equal in value to $400,000 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual Share Options”); and (iii) performance-based restricted share units (“PSUs”) equal in value to $1,000,000 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual PSUs”).

The RSUs, options and PSUs vest as following:

•	The Sign-On RSUs vest in three years, with 50% vesting on the first anniversary of the date of grant, and 25% vesting on each of the second and third anniversaries of the date of grant.
•	The Sign-On Share Options, the First Annual RSUs and the First Annual Share Options vest in three equal annual instalments on the first, second and third anniversaries of the date of grant.
•

The First Annual PSUs will vest on the third anniversary of the date of grant up to a maximum of 150% of the target fair market value of the First Annual PSUs, based on the level of achievement of specific performance criteria.

•	On March 18, 2021 we decided to increase the base salary of Mr. Buhler to CHF 408,000, approximately $443,382 based on the exchange rate in effect on July 22, 2021, effective May 1, 2021.

•

On May 21, 2021, we decided to grant on June 10, 2021 an annual equity award to Messrs. Buhler and Stackawitz equal to a value of approximately $625,000 each.  The award is divided into PSUs (50%), RSUs (30%) and Stock Options (20%). The exact number of PSUs and RSUs issued is based on the companies closing stock price on the day prior to the date of grant and the exact number of stock options determined using the applicable Black-Scholes value.  The RSUs and Stock Options will vest in three equal annual installments beginning on June 10, 2022.  The PSUs will vest, if at all, at the end of a three-year performance period based upon the success of certain financial performance objectives.

Following the most recent shareholder advisory vote on executive compensation, the Company has reviewed its use of long-term incentives as set out previously. In fiscal 2022, the Company introduced the use of Performance Based long-term incentives to better align executive interests with those of shareholders. The Company also reviewed the time vesting of long-term incentives with all equity awards granted in fiscal 2022 to date having a three-year vesting period.

Our executive compensation is discussed in greater detail in the sections that follow. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are reflective of the performance of our executive officers and our Company and consistent with our compensation objectives.

Summary Compensation Table

The following table summarizes information regarding the compensation for the fiscal years ended March 31, 2021 and 2020 awarded to, earned by or paid to our named executive officers. See “Executive Compensation-Compensation Discussion and Analysis-Executive Summary” for more information regarding our named executive officers for the fiscal years ended March 31, 2021 and 2020.

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option and RSU awards (4)	All other compensation (5)	Total
Franz Walt	2021	$812,875	$1,219,313	$999,565	$173,980	$3,205,732
Former Chief Executive Officer (1)	2020	$759,750	$1,139,625	$189,812	$201,148	$2,290,335
Peter Buhler	2021	$426,863	$260,120	$483,988	$74,169	$1,245,140
Chief Financial Officer (2)	2020	$60,474	$—	$496,870	$10,807	$568,151
Edward Farrell	2021	$428,979	$149,014	$483,988	$38,340	$1,100,321
Former Chief Operating Officer (3)	2020	$411,624	$257,116	$424,006	$50,414	$1,143,160
Jeremy Stackawitz	2021	$420,000	$226,800	$437,607	$12,600	$1,097,007
Chief Commercial Officer	2020	$416,191	$226,800	$313,950	$12,970	$969,911
Christopher Lindop	2021	$80,769	$42,000	$—	$465,221	$587,990
Former Chief Financial Officer (2)	2020	$415,000	$226,800	$403,650	$119,970	$1,165,420

(1)	On April 1, 2021, Mr. Walt resigned from his position as Chief Executive Officer
(2)	On February 5, 2020, Mr. Lindop resigned from his position as Chief Financial Officer and Mr. Buhler was appointed to this position.
(3)	Effective March 1, 2021 we placed Mr. Farrell on garden leave to continue as a non-executive employee of our company until December 2021.
(4)

Reflects the value of share option and RSU awards granted to executive officers based on the grant date fair value of the awards. See note 9 to the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2021, filed with the Company’s Annual Report on Form 10-K for assumptions made in the valuation.

(5)	All other compensation was comprised of the following amounts for the fiscal year ended March 31, 2021:

	Franz Walt	Peter Buhler	Edward Farrell	Jeremy Stackawitz	Christopher Lindop
Tax gross-up	$161,551	$—	$—	$—	$—
Pension plan contributions	$12,429	$55,960	$22,578	$12,600	$4,846
Car and other allowances	$—	$18,208	$15,762	$—	$—
Transition payment	$—	$—	$—	$—	$460,385

All other compensation was comprised of the following amounts for the fiscal year ended March 31, 2020:

	Franz Walt	Peter Buhler	Edward Farrell	Jeremy Stackawitz	Christopher Lindop
Tax gross-up	$189,362	$—	$—	$—	$—
Tax equalization	$—	$—	$—	$—	$101,001
Pension plan contributions	$11,786	$7,910	$35,145	$12,970	$18,969
Car and other allowances	$—	$2,897	$15,269	$—	$—

Outstanding Equity Awards at Fiscal Year-End

Option Awards

The following table sets forth information regarding share option awards held by our named executive officers as of the fiscal year ended March 31, 2021. All options are options to purchase ordinary shares.

Name and Principal Position	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price	Option expiration date
Franz Walt	February 19, 2019	22,676	—	$4.41	February 18, 2028
Chief Executive Officer	April 1, 2019	20,000	10,000	$4.71	March 31, 2028
	May 24, 2019	45,872	—	$6.54	May 23, 2028
	August 2, 2019	70,000	—	$7.54	August 1, 2028
	May 24, 2020	28,517	—	$10.52	May 23, 2029
	May 24, 2021	—	60,438	$7.69	May 23, 2030
Peter Buhler	February 5, 2021	8,333	16,667	$7.57	February 4, 2030
Chief Financial Officer	October 31, 2021		20,000	$4.72	October 30, 2030
Edward Farrell,	April 29, 2015	79,000	—	$8.00	April 28, 2024
Former Chief Operating Officer	May 20, 2016	30,000	—	$15.17	May 19, 2025
	June 1, 2017	30,000	—	$11.92	May 31, 2026
	May 24, 2018	40,000	—	$7.58	May 23, 2027
	October 31, 2021	—	20,000	$4.72	October 30, 2030
Jeremy Stackawitz,	April 29, 2015	60,000	—	$8.00	April 28, 2024
Chief Commercial Officer	May 20, 2016	22,500	—	$15.17	May 19, 2025
	June 1, 2017	20,000	—	$11.92	May 31, 2026
	May 24, 2018	40,000	—	$7.58	May 23, 2027
	October 31, 2021	—	30,000	$4.72	October 30, 2030
Christopher Lindop,	February 9, 2017	125,000	—	$6.41	May 31, 2021
Former Chief Financial Officer

(1)	Vesting of all options is subject to continued service through the applicable vesting date.

RSU Awards

The following table sets forth information regarding RSU awards held by our named executive officers as of the fiscal year ended March 31, 2021.

Name	Vesting start date	Number of outstanding securities underlying the award	Market value of securities underlying the award	Expiration date
Franz Walt	June 24, 2020	15,291	$117,588	May 24, 2021
Peter Buhler	February 5, 2021	33,333	$252,331	February 5, 2023
	May 24, 2021	55,000	$422,950	May 31, 2021
Edward Farrell	(1)	22,500	$268,200	December 31, 2022
	May 24, 2019	12,257	$82,244	May 24, 2021
	May 24, 2020	30,000	$269,100	May 24, 2022
	January 7, 2021	1,488	$13,571	January 7, 2023
	May 24, 2021	55,000	$422,950	May 31, 2021
Jeremy Stackawitz	(1)	22,500	$268,200	December 31, 2022
	May 24, 2019	10,321	$69,254	May 24, 2021
	May 24, 2020	23,333	$209,297	May 24, 2022
	May 24, 2021	45,000	$346,050	May 24, 2023
Christopher Lindop	May 24, 2019	10,270	$68,912	May 24, 2021
	May 24, 2020	15,000	$269,100	May 24, 2022
(1)	The RSUs vest upon receipt of FDA licensing for the MosaiQ blood grouping consumable and the MosaiQ instrument.

Incentive Compensation

Incentive Compensation Pursuant to Fiscal 2020 Executive Compensation Program

Subsequent to fiscal 2020, as part of our Executive Compensation Program, the following equity grants were made to Messrs. Walt, Buhler, Stackawitz and Farrell on May 24, 2020:

Name	2020 RSU Grant
Franz Walt	91,743
Jeremy Stackawitz	45,000
Edward Farrell	55,000
Peter Buhler	55,000

On May 24, 2020, we also issued 60,438 options with an exercise price of $7.69 per share to Mr. Walt. These options vest on May 24, 2021.

In addition, on October 31, 2020, we also issued options with an exercise price of $4.72 to Messrs. Buhler, Stackawitz and Farrell.

Name	2020 Stock Options Grant
Jeremy Stackawitz	30,000
Edward Farrell	20,000
Peter Buhler	20,000

Incentive Compensation Pursuant to Fiscal 2021 Executive Compensation Program

Subsequent to fiscal 2021, as part of our Executive Compensation Program on June 10, 2021, we made an annual equity award equal to a value of approximately $625,000 each to Messrs. Stackawitz and Buhler.  The award is divided into PSUs (50%), RSUs (30%) and Stock Options (20%). The exact number of PSU’s and RSUs issued is based on the companies closing stock price on the day prior to the date of grant and the exact number of stock options determined using the applicable Black-Scholes value.  The RSUs and Stock Options will have time-

based vesting, vesting in three equal installments beginning on June 10, 2022.  The PSUs will vest, if at all, at the end of a three-year performance period based upon the success of certain financial performance objectives.

Agreements with Our Executive Officers

Employment Agreements

Franz Walt

CEO Employment Agreement

On May 24, 2018, we entered into an employment agreement with our previous Chief Executive Officer, Mr. Walt, which we subsequently amended on November 20, 2018 and July 2, 2019. The agreement, as amended, had a two-year term, subject to earlier termination upon three months' prior written notice by either party, and renewed automatically for an additional twelve months, subject to either party giving the other party at least three months' written notice that the term of the agreement shall not be extended.

The agreement provided for a base salary of CHF 750,000 per annum; eligibility to receive an annual cash bonus of up to CHF 1,125,000 based on the achievement of performance targets determined by the board; subject to the receipt of certain shareholder approvals, a grant of (a) 91,743 RSUs (equal in value to approximately $600,000, based on the closing sale price of the Company's ordinary shares on the Nasdaq Global Market on May 24, 2018 of $6.54 per share) and (b) options to purchase 45,872 ordinary shares at an exercise price of $6.54 per share, which grants subsequently occurred on October 31, 2018; and reimbursement of incremental costs incurred by Mr. Walt when his spouse travels with him to Eysins, Switzerland. In addition, the Company has agreed to pay any Swiss social charges incurred by Mr. Walt in relation to his employment agreement.

The RSUs vested in 12 equal monthly installments beginning on the first monthly anniversary of May 24, 2018. The options vested in two equal annual installments beginning on the first anniversary of May 24, 2018.

If we terminated Mr. Walt’s employment agreement without cause (as defined in the employment agreement), Mr. Walt's RSUs and options would vest and, in the case of options, become exercisable, in accordance with their terms, and the Company would pay to Mr. Walt; (i) all accrued but unpaid base salary through the date of termination of Mr. Walt's employment and any unpaid or unreimbursed expenses incurred by Mr. Walt in the performance of his duties; (ii) the base salary for the remainder of the term of the agreement in equal monthly installments; and (iii) a pro rata portion of the annual bonus for the year of termination. The RSUs and options would also fully vest and, in the case of options, become exercisable, in accordance with their terms, upon a change in control.

We agreed to indemnify Mr. Walt to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Mr. Walt resigned from his position as our Chief Executive Officer, effective as of April 1, 2021.  Mr. Walt served as an executive employee of our company until he retired on May 24, 2021.  Mr. Walt has agreed to be available to provide consultancy services to us to support the new Chief Executive Officer and on special initiatives or other matters that may arise for up to 18 months after his retirement date.

Edward Farrell

We entered into an employment agreement with Edward Farrell dated November 21, 2012, as amended on January 7, 2020, that sets forth the terms and conditions of Mr. Farrell’s employment as our Chief Operating Officer. Mr. Farrell previously served as one of our two Presidents and he was subsequently appointed as our Chief Operating Officer effective as of January 1, 2020.  The amended employment agreement has no specific term and continues until terminated in accordance with the terms therein. Mr. Farrell’s current annual base salary, effective as of January 1, 2020, is £346,340 or approximately $472,934 (based on the exchange rate in effect on July 22, 2021). In connection with his appointment as our Chief Operating Officer, he also received a grant of 2,232 RSUs, with a grant date of January 7, 2020, which vest in three equal instalments on each first, second and third anniversary of the grant date.

Both we and Mr. Farrell must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Mr. Farrell on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Farrell is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave. After notice of termination has been given by Mr. Farrell or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Farrell the balance of his base salary for the remaining term of the agreement.

In addition to his salary, Mr. Farrell is also entitled to a car allowance of £11,000, or approximately $15,021 per annum (based on the exchange rate in effect on July 22, 2021), contributions by his employer to a defined contribution pension plan of 5% of salary and private healthcare benefits of £975, or approximately $1,331 per annum (based on the exchange rate in effect on July 22, 2021).  Mr. Farrell is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

On December 21, 2020, Edward Farrell notified us that he is resigning as the Company’s Chief Operating Officer for personal reasons.   Effective March 1, 2021, we placed Mr. Farrell on garden leave to continue as a non-executive employee of the Company until December 2021. During his garden leave, Mr. Farrell remains available for work-related queries and handover activities.

Jeremy Stackawitz

We entered into an employment agreement with Jeremy Stackawitz dated March 9, 2009, as amended on January 7, 2020, that sets forth the terms and conditions of Mr. Stackawitz’s employment as our Chief Commercial Officer. Mr. Stackawitz previously served as one of our two Presidents and he was subsequently appointed as our Chief Commercial Officer, effective as of January 1, 2020. The amended agreement has no defined term and establishes an at-will employment relationship. Mr. Stackawitz’s current annual base salary for fiscal year 2022 is $420,000.

We may terminate Mr. Stackawitz’s employment with or without cause, but Mr. Stackawitz is required to provide at least two months’ advance notice to us if he is terminating his employment. If we terminate Mr. Stackawitz’s employment other than for cause (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to 12 months of his then current base salary and employee benefits (as defined in his employment agreement), payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year. Mr. Stackawitz is obligated to (i) refrain from engaging in competition with us in the United States or in other countries in which we conduct our business for a period of one year after any termination and (ii) refrain from soliciting any of our executives, suppliers or customers for a period of two years after any termination.

Mr. Stackawitz is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Peter Buhler

We entered into an employment agreement with Mr. Buhler on January 3, 2020, which sets forth the terms and conditions under which Mr. Buhler serves as our Chief Financial Officer. The employment agreement has no specific term and continues until terminated in accordance with the terms therein. Mr. Buhler’s current annual base salary for fiscal year 2022 is Swiss Francs (CHF) 408,000 or approximately $443,382 per annum (based on the exchange rate in effect on July 22, 2021), and he is eligible to receive employee benefits that are customary for our other senior executives located in Switzerland.

In addition to his salary, Mr. Buhler is also entitled to a car allowance of CHF 16,800, or approximately $18,257 per annum (based on the exchange rate in effect on July 22, 2021) and contributions by his employer to an insured pension plan (LPP).

We may terminate Mr. Buhler’s employment with or without “Cause” (as defined in his employment agreement). Mr. Buhler is required to provide at least six months’ advance written notice to us if he terminates his employment. If we terminate Mr. Buhler’s employment other than for Cause, we must provide six months’ advance written notice to Mr. Buhler, and he will be entitled to receive, subject to certain conditions, the base salary and certain employee benefits then in effect through and including the day of termination. During the period of his employment and for a period of one year following any termination of his employment, Mr. Buhler will be obligated to (i) refrain from engaging in competition with us in Switzerland and the United States; and (ii) refrain from soliciting any of our employees, suppliers or customers.

We have agreed to indemnify Mr. Buhler to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Mr. Buhler is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

In addition, in connection with his appointment as our Chief Financial Officer, on February 5, 2020, we granted Mr. Buhler 50,000 RSUs and 25,000 options to purchase ordinary shares at an exercise price of $7.57 per share. The grants, which were issued outside of our 2014 Stock Incentive Plan, were approved by the board and the remuneration committee of the board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that was material to Mr. Buhler’s entering into employment with us. The RSUs and options vest in three equal instalments on each first, second and third anniversary of the grant date. The options have a term of ten years. The options will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Buhler’s employment is terminated, any RSUs or options not vested shall be forfeited upon termination.

Transition Agreements

Franz Walt

We previously entered into an employment agreement with Franz Walt dated May 24, 2018 which we subsequently amended on November 20, 2018 and July 2, 2019 that set forth the terms and conditions under which Mr. Walt served as our Chief Executive Officer.

On February 23, 2021, we entered into a Transition Agreement with Mr. Walt in connection with his retirement, pursuant to which, in recognition of Mr. Walt’s service to us and for providing the services of Chief Executive Officer and/or an Executive through his retirement date of May 24, 2021 and for providing consulting services to Quotient for up to 18 months following the retirement date to support the new Chief Executive Officer and to consult on special initiatives or other matters that may arise, Mr. Walt received a single cash payment of $1,125,000 (equal to 18 months base salary). Mr. Walt will be subject to non-competition restrictions during the 18-month consultancy. In addition, the Transition Agreement provides that all options to acquire our ordinary shares held by Mr. Walt that are unvested as of the retirement date and that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates after the retirement date; all other options held by Mr. Walt that are unvested as of the retirement date will be forfeited; and all options held by Mr. Walt that are vested as of the retirement date will remain exercisable until May 24, 2022. Furthermore, all other awards with respect to our ordinary shares held by Mr. Walt that are unvested as of the retirement date and that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest on their regularly scheduled vesting dates after the retirement date; and all other RSUs held by Mr. Walt that are unvested as of the retirement date will be forfeited. Mr. Walt will also be entitled to receive all accrued and vested benefits under any other Company benefit plans, and any reimbursements to which Mr. Walt is entitled under current policies through the retirement date.

Christopher Lindop

We previously entered into an employment agreement with Christopher Lindop dated February 9, 2017 that set forth the terms and conditions under which Mr. Lindop served as our Chief Financial Officer.

On January 3, 2020, we entered into a Transition, Separation and Consultancy Agreement with Mr. Lindop in connection with his retirement, pursuant to which, in recognition of Mr. Lindop’s service to us and for providing the services of Chief Financial Officer through February 5, 2020 and Executive Vice President through his retirement date of May 31, 2020, Mr. Lindop received a single cash payment of $420,000 (equal to 12 months base salary). In addition, the agreement provides that all unvested options held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest and become exercisable on their regular scheduled vesting dates. All other unvested options were forfeited and all vested options remain exercisable until May 31, 2021. Furthermore, all unvested RSUs held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest on their regular scheduled vesting dates. All other unvested RSUs were forfeited.

Change of Control Agreements

We have entered into amended and restated change of control agreements, or CoC agreement, with the following executive officers: Mr. Stackawitz and Mr. Buhler.   We have also entered into a CoC agreement with Mr. Méndez and Ms. Bonasso. We had previously entered into CoC agreements with our former executive officer Mr. Farrell. The purpose of the CoC agreements is to establish certain protections for certain of our officers upon a qualifying termination of their employment in connection with a change of control of us.

Each CoC agreement provides that, if we terminate the executive’s employment without “Cause” (as defined in the respective CoC agreements) or the executive terminates his employment for “Good Reason” (as defined in the respective CoC agreements) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the respective CoC agreement), then, subject to the executive signing and not revoking a release and waiver of claims, the executive will receive a lump sum payment of the following:

•

any accrued obligations owed to the executive, which include: (i) any of the executive’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of the executive’s termination of employment, which remains unpaid; and (iii) any expense reimbursement due to the executive on or prior to the date of termination which remains unpaid to the executive; and

•

a cash payment equal to 150% (except for the CoC agreements of Mr. Méndez and Mr. Walt which provide for 200%) of the sum of the executive’s base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in the executive’s annual base salary that may constitute “Good Reason” under the CoC Agreement.

Each CoC agreement, with the exception of the CoC agreements with Mr. Walt, Mr. Lindop and Mr. Boyd which have expired, expires on the third anniversary of the agreement and will automatically renew for successive one year terms unless the board provides written notice of expiration of the CoC agreement at least 90 days prior to the three year anniversary of the agreement or the further applicable anniversary thereof.

Equity and Incentive Plans

Our shareholders and board previously adopted the Enterprise Management Plan, or the 2012 Plan. In connection with the completion of our initial public offering in April 2014, we adopted the 2014 Stock Incentive Plan, and in October 2016, October 2018, and October 2020, our shareholders approved amendments and restatements of this plan at our annual general meetings of shareholders in 2016, 2018 and 2020 respectively. We refer to this plan, as so amended and restated, as the 2014 Plan.

The following table presents certain information about our equity compensation plans as of March 31, 2021:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
Equity compensation plans approved by shareholders	2,596,614	$5.21	538,089
Equity compensation plans not approved by shareholders (1)	116,580	$3.34	—

(1)

On February 5, 2020, in connection with the appointment of Mr. Buhler as our Chief Financial Officer, we granted Mr. Buhler 50,000 RSUs and 25,000 options to purchase ordinary shares at an exercise price of $7.57 per share. The grants were issued outside of our 2014 Plan, as indicated under “Agreements with Our Executive Officers”.

On September 1, 2020, in connection with the appointments of Mses. Buckle and Larue to the board of directors we granted to both 20,790 options to purchase ordinary shares at an exercise price of $4.81 per share.  The grants were issued outside of our 2014 Plan, as indicated under “Non Employee Director Compensation”.

As of March 31, 2021, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding share options and number of shares remaining available for future issuance under the 2012 Plan and the 2014 Plan is set forth in the table below. Our board has determined not to make any further awards under the 2012 Plan.

Name of Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
2012 Plan (1)	163,715	$2.90	102,278
2014 Plan (2)	2,432,899	$5.37	538,089

(1)	Outstanding awards comprise 163,715 options.
(2)	Outstanding awards comprise 902,409 RSUs and 1,530,490 options.

On April 1, 2021 the number of shares reserved for issuance by the 2014 Plan increased by 759,483 shares.

The following description of each of our share incentive plans is qualified by reference to the full text of those plans, which are incorporated by reference as exhibits to our Annual Report on Form 10-K.

2012 Plan

We adopted the Enterprise Management Plan, or the 2012 Plan, to enhance our ability to attract, retain and motivate employees expected to make important contributions to our Company by providing them with equity ownership opportunities and performance-based incentives. All of our employees were eligible to be granted share options under the 2012 Plan. The 2012 Plan was administered by our board. Subject to certain conditions, the 2012 Plan permits grants of enterprise management incentive options, or EMI options, under the terms of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 (or ITEPA) for UK-based employees.

Share options granted pursuant to the 2012 Plan may be exercised upon the occurrence of certain events, including among other events, (i) in a sale of any shares of our share capital, which confers more than 50% of the total voting rights of all our issued shares; (ii) in the sale of all or substantially all of the undertakings of our Company and our subsidiaries, and (iii) in the event of a listing of our shares on any “Recognized Investment Exchange” as defined in Section 841(a) of the Corporation Taxes Act 2009. In the event our shares are listed, an option may be exercised, in three equal installments, on the first, second and third anniversaries of the date of the grant. Options must be exercised during an employee’s term of employment or service or within 40 days of termination of employment or service (or within one year in the case of termination on account of a participant’s death). The options lapse after specified periods upon the occurrence of applicable events, including, forty days after (i) the sale of any shares of our share capital which confers more than 50% of the total voting rights of all our issued shares or (ii) the sale of all or substantially all of the undertakings of our Company and our subsidiaries.

The maximum term of an option award is ten years.

Each option grant was documented through an option agreement. The exercise price per share of all options was determined by our board at the time of the grant.

Awards are non-transferable and our board retains discretion to amend, modify or terminate any outstanding award. Awards may be accelerated to become immediately exercisable in full or in part upon approval of our board.

In the event of certain changes in our capitalization, the number of shares available for issuance under the 2012 Plan, as well as the exercise price per share of each outstanding option, may be appropriately adjusted by our board. The 2012 Plan provides for certain exchange rights in the event of change in control and provides for conditional exercise in connection with a court-ordered reorganization of our Company or our amalgamation with any other company or companies.

As of March 31, 2021, under the plan there were 163,715 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $2.90 per ordinary share.

Certain of our prior filings with the SEC referred to the 2012 Plan as the 2013 Plan.  In this proxy statement, we refer to the 2012 Plan as such because the first awards granted thereunder occurred in 2012.

2014 Plan

Our board and our shareholders have approved the 2014 Plan. The 2014 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 5,479,688 ordinary shares for issuance under the 2014 Plan, which includes 3,550,000 ordinary shares reserved for issuance pursuant to the terms of the 2014 Plan, as amended, and 1,929,688 ordinary shares reserved for issuance as a result of automatic annual increases through April 1, 2021, as discussed further below.  This number is subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding options or stock appreciation rights, or SARs, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the 2014 Plan.

The number of ordinary shares reserved for issuance will automatically increase on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 0.75% of the total number of our ordinary shares outstanding on March 31 of the preceding year, or such smaller amount as determined by our board. As at April 1, 2021, an additional 1,929,688 ordinary shares have been reserved for issuance under the 2014 Plan as a result of automatic increases. The maximum number of shares that may be issued upon the exercise of incentive share options under the 2014 Plan is 5,479,688 shares.

The 2014 Plan permits us to make grants of (i) incentive share options pursuant to Section 422 of the Code and (ii) non-qualified share options. Incentive share options may only be issued to our employees. Non-qualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the 2014 Plan are made pursuant to a written option agreement.

The 2014 Plan permits us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our Company). Restricted shares issued under the 2014 Plan is sold or granted pursuant to a written restricted shares purchase agreement.

The 2014 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. SAR grants under the 2014 Plan are made pursuant to a written SAR agreement.

Further, the 2014 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2014 Plan are made pursuant to a written RSU agreement.

As of March 31, 2021, 428 employees and directors were eligible to participate in the 2014 Plan.

The 2014 Plan is administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our board may from time to time alter, amend, suspend or terminate the 2014 Plan in such respects as our board of Directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the 2014 Plan after April 24, 2024.

As of March 31, 2021, there were 1,530,490 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $8.16 per ordinary share and 902,409 RSUs outstanding under the plan.

Share Ownership Guidelines

At its July 30, 2015 board meeting, the Company adopted guidelines to encourage ownership of shares of the Company by directors and named executive officers. Under these guidelines, directors and named executive officers have five years from the adoption of the guidelines (or if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target as follows:

Award	Ownership Target: Base Salary Multiple
Non-Employee Directors	Share value equal to or greater than three times annual retainer
CEO	Share value equal to or greater than six times base salary
Named executive officers (other than CEO)	Share value equal to or greater than two times base salary

Shares that count toward satisfaction of the ownership targets include:

•	Shares directly owned – individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon exercise of share options);
•	Vested restricted shares, restricted share units or deferred share units; and
•	“In the money” vested share options.

Shares that do not count towards the ownership targets include:

•	Unvested share options, restricted shares, restricted share units or deferred share units;
•	“Out of the money” vested share options; and
•	Performance restricted shares or performance equity units not yet vested.

Rule 10b5-1 Plans

On February 3, 2021, Franz Walt entered into a share trading plan for personal investment diversification and planning purposes. The plan, which expires on February 25, 2022, covered the sale of up to 385,118 of our ordinary shares. Transactions under the plan were disclosed publicly through Form 144 and Form 4 filings with the SEC.

The plan was adopted in accordance with guidelines specified under Rule 10b5-1 under the Exchange Act, and our policies regarding share transactions. Rule 10b5-1 permits individuals who are not in possession of material non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company shares.

Defined Contribution Pension Plan and Insured Pension Plan

We operate a defined contribution pension plan for our employees. No executive officers and no directors participate in this plan. The assets of the plan are held separately from us in an independently administered fund. Pension costs during the years ended March 31, 2021, 2020 and 2019 amounted to $756,162, $788,000 and $750,000 respectively.

In addition, we operate an insured pension plan in Switzerland for our Swiss employees.  The cost of this pension plan in the year ended March 31, 2021 was $2,388,000.  Mr. Walt participates in this plan in order to comply with Swiss employment regulations and Mr. Buhler began participating in the plan in February 2020. Mr. Méndez participates in the plan since April 2021.  Further details can be found in the notes to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2021.

Hedging Policy

Our insider trading policy prohibits our employees and directors from hedging the value of our securities, engaging in hedging or similarly speculative transactions with respect to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee currently consists of Ms. Larue and Messrs. Hallsworth and Shroff, with Mr. Hallsworth serving as chairman of the committee. Our Board has determined that Ms. Larue and Messrs. Hallsworth and Shroff meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq.

The audit committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the audit committee is available on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

The audit committee selects, evaluates and, where deemed appropriate, replaces Quotient’s independent registered public accountants. The audit committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for Quotient’s internal controls and the financial reporting process. Quotient’s independent registered public accountants are responsible for performing an audit of Quotient’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed Quotient’s audited financial statements for the fiscal year ended March 31, 2021 and has met and held discussions with management and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accountants. Management represented to the audit committee that Quotient’s consolidated financial statements for fiscal 2021 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee discussed the consolidated financial statements with E&Y. The audit committee also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission.

The audit committee received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Ys communications with the audit committee concerning its independence, and the audit committee discussed with E&Y the accounting firm’s independence.

Based upon the audit committee’s discussions with management and E&Y and the audit committee’s review of the representation of management and the report of E&Y to the audit committee, the audit committee recommended to the Board that the audited consolidated financial statements be included in Quotient’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC.

The audit committee also considered whether non-audit services provided by E&Y were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Frederick Hallsworth, Chair Catherine Larue Zubeen Shroff

Independent Registered Public Accountants’ Fees

Review of the Company’s Audited Financial Statements for the Fiscal Years ended March 31, 2021 and 2020

The audit committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the audit committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our audit committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The audit committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full audit committee at its next regular meeting.

The table below sets forth the fees paid to Ernst & Young LLP over the past two years in connection with its work for us. All such audit, audit-related and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP for the fiscal years ended March 31, 2021 and 2020 were as follows:

Fees	2021	2020
Audit fees (1)	$962,000	$984,740
Audit-related fees	0	0
Tax fees	0	0
All Other Fees	0	0
Total fees	$962,000	$984,740

(1)

Fees billed for audit services in 2021 and 2020 consisted of audit of our annual financial statements, review of our quarterly financial statements, statutory audits, consents, issuance of comfort letters, and review of documents filed with the SEC.

APPOINTMENT OF AND PAYMENT TO AUDITORS (RESOLUTION 10)

The audit committee of our Board has appointed Ernst & Young LLP as our auditors. As required by law, shareholders are requested to re-appoint Ernst & Young LLP as the Company’s auditors for the period ending with the annual general meeting of the Company to be held in 2022. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2022.

A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of July 14, 2021 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•	each of our directors and director nominees;
•	each of our executive officers, including our NEOs; and
•	all directors, director nominees and executive officers, including our NEOs, as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of July 14, 2021. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares held by that person.

Ordinary shares that a person has the right to acquire within 60 days of July 14, 2021 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The beneficial ownership percentage of each shareholder is calculated on the basis of 101,527,188 ordinary shares outstanding as of July 14, 2021.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Quotient Limited, 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Name and address of beneficial owner	Number of ordinary shares beneficially owned	Percentage of ordinary shares beneficially owned
5% shareholders:
Galen Partners (1)	7,329,074	7.2%
Polar Capital LLP (2)	9,251,653	9.1%
Perceptive Advisors LLC (3)	16,200,818	16.0%
Credit Suisse AG (4)	5,959,351	5.9%
Highbridge Capital Management LLC (5)	5,335,191	5.3%
Ameriprise Financial, Inc (6)	5,884,193	5.8%
Executive officers, directors and director nominees:
Manuel Mendez (7)	-	*
Franz Walt (8)	680,057	*
Peter Buhler (9)	53,333	*
Edward Farrell (10)	226,723	*
Jeremy Stackawitz (11)	281,219	*
Christopher Lindop (12)	112,240	*
Ernest Larnach (13)	10,466	*
Vittoria Bonasso (14)	-	*
Heino von Prondzynski (15)	310,807	*
Isabelle Bucke (16)	23,350	*
Frederick Hallsworth (17)	179,495	*
Brian McDonough (18)	196,858	*
Catherine Larue (19)	23,350	*
Zubeen Shroff (20)	7,455,665	7.3%
John Wilkerson (21)	7,435,462	7.3%
All Directors and Executive Officers as a group	9,659,951	9.4%
Total number of shares	101,527,188

*	Denotes less than 1%.
(1)

The business address of Galen Partners is 680 Washington Blvd., Stamford, CT 06901. Includes 6,613,590 ordinary shares held of record by Galen Partners V LP, 564,780 ordinary shares held of record by Galen Partners International V LP, and 150,704 ordinary shares held of record by Galen Management, LLC (collectively, “Galen Partners”). John Wilkerson, David Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen Partners.

(2)	Information based solely on a Schedule 13G/A filed with the SEC on February 16, 2021 by Polar Capital LLP. The business address of Polar Capital LLP is 16 Palace Street, London SW1E 5JD.
(3)

Information based solely on a Schedule 13G/A filed with the SEC on February 16, 2021 by Perceptive Advisors LLC. The business address of Perceptive Advisors LLC is 51 Astor Place 10th Floor, New York, NY 10003.

(4)

Information based solely on a Schedule 13G filed with the SEC on February 12, 2021, by Credit Suisse AG. The business address of Credit Suisse AG is Uetlibergstrasse 231 P.O Box 900, CH8070, Zurich, Switzerland.

(5)

Information based solely on a Schedule 13G/A filed with the SEC on February 9, 2021 by Highbridge Capital Management, LLC. The business address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172.

(6)

Information based solely on a Schedule 13G/A filed with the SEC on February 12, 20211 by a) Ameriprise Financial Inc and b) Columbia Management Investment Advisers LLC. The business address of a) Ameriprise Financial Inc, 145 Ameriprise Financial Center, Minneapolis, MN 55474 and b) 225 Franklin St, Boston, MA 02110.

(7)	Comprises Nil ordinary shares held of record by Mr. Méndez.
(8)	Comprises 422,554 ordinary shares, and 257,503 share options held of record by Mr. Walt.
(9)	Comprises 45,000 ordinary shares and 8,333 share options held of record by Mr. Buhler.
(10)	Comprises 47,723 ordinary shares and 179,000 share options held of record by Mr. Farrell.
(11)	Comprises 138,719 ordinary shares and 142,500 share options held of record by Mr. Stackawitz.
(12)	Comprises 112,240 ordinary shares held of record by Mr. Lindop.

(13)	Comprises 10,466 ordinary shares held of record by Ernest Larnach
(14)	Comprises Nil ordinary shares held of record by Vittoria Bonasso.
(15)	Comprises 278,550 ordinary shares, 9,631 RSUs and 22,626 share options held of record by Mr. von Prondzynski.
(16)	Comprises 11,850 ordinary shares, 3,846 RSUs and 7,654 share options held of record by Mrs. Buckle
(17)	Comprises 3,150 ordinary shares held by Mr. Hallsworth and 109,753 ordinary shares, 3,846 RSUs and 62,746 share options held of record by Mr. Hallsworth.
(18)	Comprises 53,040 ordinary shares held by the McDonough-McGuire Joint Revocable Trust and 55,413 ordinary shares, 3,846 RSUs and 84,559 share options held of record by Mr. McDonough.
(19)	Comprises 11,850 ordinary shares, 3,846 RSUs and 7,654 share options held of record by Mrs. Larue.
(20)

Comprises the ordinary shares identified in footnote 1 and 76,331 ordinary shares, 7,528 RSUs and 42,732 options held of record by Mr. Shroff.  Mr. Shroff disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

(21)

Comprises the ordinary shares identified in footnote 1 and 58,672 ordinary shares, 6,484 RSUs and 41,232 options held of record by Mr. Wilkerson.  Mr. Wilkerson disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

OTHER INFORMATION

Quotient Mailing Address

The mailing address of our principal executive offices is: Quotient Limited, B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

Shareholder Proposals for the 2021 Annual Meeting

In accordance with rules of the SEC, any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered to be included in Quotient’s Proxy Statement for the 2022 Annual General Meeting of Shareholders must be received by our Head of Legal & Compliance (care of Quotient Suisse SA, Business Park Terre Bonne B1, Route de Crassier 13, 1262 Eysins (Switzerland)), on or before May 11, 2022 (120 days before the one-year anniversary of the expected mailing date).

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors (if any) before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended March 31, 2021 will be presented to the shareholders at the Annual Meeting.

Householding

Only one copy of each of our Notice of Availability or our proxy materials, as applicable, has been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household our Notice of Availability or proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Notice of Availability or proxy materials to any shareholder at the same address. If you wish to receive separate copies of the Notice of Availability or proxy materials, or if you do not wish to participate in householding in the future, you may write to our Head of Legal & Compliance, at Quotient Limited, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland or +41 22 545 82 57. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Notice of Availability or proxy materials may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Proxy – Quotient Limited

Proxy Solicited by Board of Directors for the Annual General Meeting of Shareholders – October 29, 2021

Quotient Head of Legal & Compliance and any director of Quotient Limited, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Quotient Limited to be held on October 29, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposals 9 and 10.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders

to be held on October 29, 2021. The 2021 Proxy Statement and our Annual Report on Form 10-K for the

fiscal year ended March 31, 2021, are available at www.okapivote.com/Quotient

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE	SEE REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time on October 28, 2021.

Vote by Internet

• Log on to the Internet and go to www.OkapiVote.Com/QTNT

• Follow the steps outlined on the secure website.

Vote by telephone

• At NO CHARGE to you, call toll free (888) 391-6465 within the USA, US territories & Canada any time on a touch tone telephone.

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Annual General Meeting Proxy Card

A – Proposals – The Board of Directors unanimously recommends a vote “FOR” the nominees for Director in Proposals 1-8 and “FOR” the approval of Proposals 9 and 10.

☐ Mark here to vote as the Board recommends.	☐ Mark here to vote FOR all	☐ Mark here to withhold vote from all
	nominees.	nominees.
Election of Directors until the next Annual General Meeting of the Company:	☐ For all EXCEPT – To withhold authority to vote for a nominee, write the
01 – Manuel O. Méndez 02 – Isabelle Buckle 03 – Frederick Hallsworth 04 – Catherine Larue 05 – Brian McDonough 06 – Heino von Prondzynski 07 – Zubeen Shroff 08 – John Wilkerson	name of such nominee below.

9. A non-binding, advisory vote on the compensation paid to the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement and the related compensation tables, notes and narrative discussion.

☐ FOR ☐ AGAINST ☐ ABSTAIN

10. Proposal to re-appoint Ernst & Young LLP as the Company’s auditors from the conclusion of this meeting until the next Annual General Meeting of the Company to be held in 2022, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. – Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 –Please keep signature within the box.	Signature 2 –Please keep signature within the box.
/ /

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲